                                                                   Exhibit 4(b)


                     FOURTH AMENDMENT TO LOAN INSTRUMENTS


     THIS FOURTH AMENDMENT TO LOAN INSTRUMENTS (the "Fourth Amendment") is dated as of this ____ day of December, 1994 by and among GDC ENGINEERING, INC., a Louisiana corporation ("Borrower"), KATHLEEN J. ELNAGGAR in her capacity as trustee (the "Trustee") of the testamentary trust for the benefit of Tarek Elnaggar, Sharif Joseph Elnaggar and Jeanne-Marie Elnaggar (the "Trust") created by the Last Will and Testament of Hameed Ahmed Elnaggar dated March 20, 1988 (the "Will"), which Will was probated in THE SUCCESSION OF HAMEED AHMED ELNAGGAR, PROBATE NO. 56829, NINETEENTH JUDICIAL DISTRICT, PARISH OF EAST BATON ROUGE, STATE OF LOUISIANA (the "Succession"), KATHLEEN JORDAN ELNAGGAR, one and the same as Kathleen J. Elnaggar, individually and in her capacity as usufructuary under the Will, a person of the full age of majority and a resident of Baton Rouge Parish, Louisiana ("K. Elnaggar") (each of Borrower, the Trustee, the Succession and K. Elnaggar are sometimes hereinafter referred to individually as an "Obligor" and collectively as the "Obligors"), and GREYHOUND FINANCIAL CORPORATION, a Delaware Corporation ("Lender").

     WHEREAS, there is in effect a Loan Agreement dated December 30, 1992 between Borrower and Lender, as amended by Amendment to Loan Instruments dated June 30, 1993 among Obligors and Lender, Second Amendment to Loan Instruments dated October 26, 1993 among Obligors and Lender, Third Amendment to Loan Instruments dated April 1, 1994 among Obligors and Lender (collectively, together with this Fourth Amendment, the "Loan Agreement"), pursuant to which Lender committed to loan to Borrower an amount not to exceed the principal sum of $4,900,000 to refinance existing debt of Borrower and $4,000,000 to fund certain capital expenditures (the "Loan");

     WHEREAS, the Loan is evidenced by the Loan Agreement and a promissory note dated December 30, 1992 from Borrower payable to Lender in the principal sum of $8,900,000 (the "Note"), and secured by, among others, a Security Agreement and Shareholder Pledge Agreement dated December 30, 1992 from the Succession and K. Elnaggar in favor of Lender and a Subordination and Stand-By Agreement dated December 30, 1992 among the Succession, K. Elnaggar, Borrower and Lender;

     WHEREAS, the $4,000,000 commitment to fund certain capital expenditures expired unused;

     WHEREAS, Borrower has requested Lender's consent to the sale of all of the Borrower BCI Capital Stock owned by Borrower to the existing BCI management;

     WHEREAS, Lender has agreed to consent to the sale of all of the Borrower BCI Capital Stock owned by Borrower to the existing BCI management, upon the terms and conditions contained herein;

     WHEREAS, the administration of the Succession has been completed and Judgement of Possession was signed in the Succession on October 4, 1994, a copy of which is attached hereto as Exhibit A and incorporated herein by this reference, which said Judgment of Possession recognizes certain rights and puts the legatees under the Will in possession of the assets of the Succession;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Obligors and Lender, intending to be legally bound, agree as follows:

     1.   Definitions.   Except as otherwise defined herein, all capitalized
          -----------
terms used herein shall have the meanings ascribed thereto in the Loan
Agreement.

     2.   Recitals.  The Recitals set forth above are true and accurate and are
          --------
incorporated herein by this reference.

     3.   Amounts Outstanding.  Obligors hereby acknowledge and agree that (a)
          -------------------
as of November 1, 1994, the principal amount of the Loan outstanding is $____________ and there is no accrued and unpaid interest, and (b) as of the date of execution hereof by Obligors, there are no defenses, claims or offsets to payment of such principal amount and the other indebtedness evidenced by the Note.

     4.   Loan Agreement Definitions.  The definitions of, and references to,
          --------------------------
"Assignment of Interest Hedge Contract" and "Interest Hedge Contract" in Section
1.1 of the Loan Agreement are hereby deleted in their entirety and the definitions of "Operating Cash Flow" and "Working Capital Loan" is hereby deleted in its entirety and the following is inserted therefor:

          Operating Cash Flow:  for any period, the net income of
          -------------------
          Borrower for such period:

               (i) plus the sum of the following, to the extent deducted in determining net income for such period:

                    (A) interest paid or accrued on Indebtedness, including, without limitation, interest on Capitalized Leases that is imputed in accordance with GAAP;

                    (B)  Depreciation and amortization of assets; and

                    (C)  extraordinary losses from sales or
               dispositions of Property outside of the normal course of Borrower's Business;

               (ii) minus the sum of the following, to the extent
                    -----
          included in determining net income for such period:

                    (A) all payments made by Borrower during such period with respect to Capital Expenditures, other than Subsequent Advance Expenditures;

                    (B)  extraordinary gains from sales or
               dispositions of Property outside the ordinary course of Borrower's Business; and

                    (C) for purposes of Excess Cash Flow payments pursuant to Section 2.9.2 hereof only, fifty percent (50%) of all payments received by Borrower from Occidental Chemical Corporation or its successors or assigns ("Oxy Chem") pursuant to that certain agreement dated September 21 and 28, 1994 between Borrower and Oxy Chem, a copy of which is attached hereto as EXHIBIT
               2.9.2 and incorporated herein by this reference.

          Working Capital Loan:  shall mean a revolving loan to be made by
          --------------------
          Working Capital Lender to Borrower in an amount of not less than $750,000.

     5.   Additional Defined Terms.  Section 1.1 of the Original Loan Agreement
          ------------------------
is hereby amended by adding the following definitions in the appropriate alphabetical order:

          Approved BCI Sale: shall mean a sale, transfer conveyance or
          -----------------
          assignment of all or substantially all of the assets of BCI or all or substantially all of the Borrower BCI Capital Stock owned by Borrower to the existing BCI management, which is consummated on or before December 31, 1994 and which results in the receipt by Borrower of a net sales amount of not less than $45,000.00.

          Annual Site Inspection Expenses: shall mean all costs and
          -------------------------------
          expenses incurred by Lender with respect to Lender's annual inspections of the Business premises (all locations) by Lender or a representative of Lender pursuant to Section 6.2 hereof, but not to exceed $2,500 per year.

     6.   Prepayments.  Subsection 2.9.2 of the Loan Agreement is hereby
          -----------
amended to add the following:

          (E)  PROCEEDS FROM AN APPROVED BCI SALE.  Upon the
               ----------------------------------
          consummation of an Approved BCI Sale, Borrower shall pay to Lender $45,000, which shall be applied as a prepayment of the

          Principal Balance of the Loan.

     7.   Interest Hedge Contract.  Subsection 4.2.1 of the Loan Agreement is
          -----------------------
hereby deleted in its entirety and the following is inserted therefor:

          4.2.1 INTENTIONALLY DELETED.

     8.   Annual Statements.  Section 6.3.3 of the Loan Agreement is hereby
          -----------------
amended to add the following:

          As soon as available and in any event within 120 days after the end of each calendar year, Borrower shall cause K. Elnaggar to, and K. Elnaggar shall, provide to Lender a personal financial statement as of December 31 of the immediately prior calendar year, in a form and with a certification satisfactory to Lender, and a true, correct and complete copy of K. Elnaggar's Federal tax return, as filed, for the immediately prior calendar year.

     9.   Interest Hedge Contract.  Section 6.17 of the Loan Agreement is hereby
          -----------------------
deleted in its entirety and the following is inserted therefor:

          6.17 INTENTIONALLY DELETED.

     10.  Appraisal.  Section 6 of the Loan Agreement is hereby amended to add
          ---------
the following:

               6.18 APPRAISAL.  On or prior to December 15, 1994,
                    ---------
          Borrower, at Borrower's sole cost and expense, shall provide Lender with an appraisal conducted by an appraiser acceptable to Lender, which appraisal shall reflect a net orderly liquidation value of Borrower's environmental and remediation machinery and equipment and a fair market value of Borrower's rotary kiln incineration system, more particularly described as item 102 ER on page 20 of the GDC Engineering, Inc. Appraisal dated December 7, 1992.

               6.19 GUARANTY. K. Elnaggar shall execute and deliver to
                    --------
          Lender a continuing guaranty in the form attached hereto as Exhibit
                                                                      -------
          6.19 and incorporated herein by this reference (the "K. Elnaggar
          ----
          Guaranty"), together with an opinion of counsel as to the enforceability of the K. Elnaggar Guaranty in form and substance and from counsel satisfactory to Lender.

     11.  Sale or Transfer of Assets.    Section 7.9 of the Loan Agreement is
          --------------------------
hereby deleted in its entirety and the following is inserted therefor:

          7.9 Sell, lease, assign, transfer or otherwise dispose of any Property except Borrower may dispose of (i) inventory in the ordinary course of business, (ii) Property which is not material to or necessary for the continued operation of Borrower's Business, (iii) items of equipment which promptly are replaced with new items of equipment of like function and comparable value to those of equipment when the same were new, and (iv) the assets or Capital Stock of BCI pursuant to an Approved BCI Sale; provided, however, that in the event of an Approved BCI Sale, Borrower shall pay to Lender $45,000, which Lender shall apply to the Loan in accordance with subsection 2.9.2(e) hereof. As soon as practicable after Lender's receipt of such funds, Lender shall release its lien on the BCI assets more particularly described on pages 11 and 12 of the GDC Engineering, Inc. Appraisal dated December 7, 1992.

     12.  Fees.  Article X of the Loan Agreement is hereby amended to add the
          ----
following:

          10.3 Site Inspection Expense.  Upon demand, Borrower agrees to
               -----------------------
          pay to Lender the Annual Site Inspection Expenses with respect to inspections as provided for in Section 6.2 hereof.

     13.  Notices.  Section 11.1 of the Loan Agreement with respect to the copy
          -------
of notices to Lender is hereby deleted in its entirety and the following inserted therefor:

          Copy to:  Greyhound Financial Corporation
                    Dial Tower/Dial Corporate Center
                    Phoenix, Arizona 85077
                    Attention:  Vice President, Law
                    Telecopy No.: (602) 207-5036

                    and

                    Greyhound Financial Corporation
                    10 South LaSalle Street
                    Suite 2121
                    Chicago, Illinois 60603
                    Attention:  Adolph G. Letke
                    Telecopy No.: (312) 855-1779
                    and

                    Fennemore Craig
                    Two North Central Avenue
                    Suite 2200
                    Phoenix, Arizona 85004-2390
                    Attention:  Jay S. Kramer
                    Telecopy No.: (602) 257-8527

     14.  Representations, Acknowledgments, and Agreements of Obligors.  As
          ------------------------------------------------------------
material inducements to Lender to enter into this Fourth Amendment, and acknowledging Lender's reliance upon the truth and accuracy thereof, Borrower, with respect to subsections (a), (b), (d), (g), (j) and (n), the Trustee with respect to subsections (c), (e), (h) and (k) and K. Elnaggar, individually and as usufructuary under the Will, with respect to subsections (f), (i) (l) and
(n), represent, warrant and covenant that:

          (a) Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State of Louisiana.

          (b) This Fourth Amendment has been duly authorized by all necessary corporate action and has been duly executed and delivered by an authorized officer of Borrower, and the Fourth Amendment constitutes a legal, valid and binding agreement enforceable against Borrower in accordance with its terms;

          (c) This Fourth Amendment, the K. Elnaggar Guaranty and the Pledge Agreement have been duly authorized by all necessary action and have been duly executed and delivered by the authorized Trustee of the Trust, and the Fourth Amendment, the K. Elnaggar Guaranty and the Pledge Agreement constitute legal, valid and binding agreements enforceable against the Trust in accordance with their terms;

          (d) As of the date hereof, Borrower is not the subject of a pending bankruptcy proceeding and Borrower is not aware of any threatened bankruptcy proceeding against Borrower nor is Borrower presently contemplating filing such a proceeding;

          (e) As of the date hereof, the Trustee is not the subject of a pending bankruptcy proceeding and the Trustee is not aware of any threatened bankruptcy proceeding against the Trust nor is the Trustee presently contemplating filing such a proceeding;

          (f) As of the date hereof, K. Elnaggar is not the subject of a pending bankruptcy proceeding and K. Elnaggar is not aware of any threatened bankruptcy proceeding against her nor is K. Elnaggar presently contemplating filing such a proceeding;

          (g) Except as disclosed to Lender in Exhibit 5.8.A hereof, there are
                                               -------------
no lawsuits pending or threatened against Borrower, or instituted by Borrower in which the party defendant has counterclaimed against Borrower;

          (h) There are no lawsuits pending or threatened against the Trust, or instituted by the Trust in which the party defendant has counterclaimed against the Trust;

          (i) There are no lawsuits pending or threatened against K. Elnaggar, or instituted by K. Elnaggar in which the party defendant has counterclaimed against K. Elnaggar;

          (j) The execution and delivery of this Fourth Amendment and any other instruments executed and delivered to Lender concurrently herewith, and the full and complete performance of the provisions hereof will not result in any breach of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of Borrower under any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument to which Borrower is a party or by which Borrower is bound;

          (k) The execution and delivery of this Fourth Amendment and any other instruments executed and delivered to Lender concurrently herewith, and the full and complete performance of the provisions hereof will not result in any breach of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Trust under any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument to which the Trust is a party or by which the Trust is bound;

          (l) This Fourth Amendment, the K. Elnaggar Guaranty and the Pledge Agreement have been duly executed and delivered by K. Elnaggar, individually. The execution and delivery of this Fourth Amendment and any other instruments executed and delivered to Lender concurrently herewith, and the full and complete performance of the provisions hereof will not result in any breach of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of K. Elnaggar under any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument to which K. Elnaggar is a party or by which K. Elnaggar is bound;

          (m) This Fourth Amendment, the K. Elnaggar Guaranty and the Pledge Agreement have been duly authorized by all necessary action and have been duly executed and delivered by K. Elnaggar, as usufructuary under the Will, and the Fourth Amendment, the K. Elnaggar Guaranty and the Pledge Agreement constitute legal, valid and binding agreements enforceable against K. Elnaggar, as usufructuary under the Will, in accordance with their terms;

          (n) Borrower has all requisite corporate power and corporate authority and all necessary licenses, governmental authorizations and permits, including, without limitation, all licenses, authorizations and permits required for the operation of Borrower's business under all Environmental Laws.

     15.  No Misrepresentation.  Each Obligor respectively represents, warrants
          ---------------------
and covenants that no representation or warranty made by said Obligor and contained herein or in the other Loan Instruments, and no certificate, information or report furnished or to be furnished by said Obligor in connection with any of the Loan Instruments or any of the transactions contemplated hereby or thereby, contains or will contain a misstatement of material fact, or omits or will omit to state a material fact required to be stated in order to make the statements contained herein or therein not misleading in the light of the circumstances under which such statements were made. There is no fact known or reasonably foreseen by said Obligor that will materially adversely affect said Obligor or her or its respective financial conditions, operations, Property, business, prospects, profits or the ability of said Obligor to consummate the transactions and perform her or its obligations pursuant to the Loan Instruments that has not expressly been disclosed to Lender in writing.

     16.  Reaffirmation of Security Interest.  Obligors hereby confirm and agree
          ----------------------------------
that Lender's Security Interests, and Lender's lien priority, in all of the Collateral previously pledged, assigned, transferred or granted to Lender shall continue to secure the payment and performance of Obligors' obligations following the execution, delivery and effectiveness of this Fourth Amendment and the documents, instruments and agreements contemplated hereby and thereby.

     17.  No Waiver of Defaults.  This Fourth Amendment is not a waiver of any
          ---------------------
future default of Obligors or a release or relinquishment of any Lien, Security Interest, rights or remedies securing payment and performance of Obligors' obligations or the enforcement thereof. Such Liens, Security Interests, rights and remedies are hereby ratified, confirmed, preserved, renewed and extended by Obligors in all respects.

     18.  Release.
          -------

          (a) Each Obligor and her or its officers, directors, shareholders, employees, predecessors, personal representatives, executors, executrixes, heirs, successors and assigns, each hereby fully release, remise and forever discharge Lender and all past and present officers, directors, agents, employees, servants, partners, shareholders, attorneys and managers of Lender, and all of their respective heirs, personal representatives, predecessors, successors and assigns, for, from and against any and all claims, demands, causes of action, controversies, offsets, obligations, losses, damages, and liabilities of every kind and character whatsoever, including without limitation any action, omission, misrepresentation or other basis of liability founded either in tort or contract and the duties arising thereunder that said Obligor, or any of her or its respective predecessors, successors and assigns, or any one or more of them, has had in the past, or now has, whether known or unknown, whether currently existing or hereafter asserted, relating in any manner to, or arising from or in connection with, the indebtedness evidenced by the Note, any negotiations, loan administration, exercise of rights and remedies, payment, offset with respect to, or other matter relating to such indebtedness, any Collateral securing payment and performance of such indebtedness, or any matter preliminary to the execution and delivery by Obligors and Lender of this Fourth Amendment, or any statement, action, omission or conduct of Lender or any of its officers, directors, agents, employees, servants, partners, shareholders, attorneys and managers relating in any manner to such indebtedness, Collateral or this Fourth Amendment; provided, however, that the foregoing release and discharge shall not apply to the obligations of Lender expressly set forth in this Fourth Amendment or first arising after the date of this Fourth Amendment.

          (b) Obligors acknowledge and agree that Lender's commitment to advance the Remaining Portion has expired unused by Borrower, and Lender is not, and shall not be, obligated in any way to continue or undertake any loan, financing or other credit arrangement with Obligors, including, without limitation, any renewal of the indebtedness evidenced by the

Note, beyond the maturity date thereof as set forth therein.

     19.  Modifications.  No amendment, modification, change, waiver, release or
          -------------
discharge hereof or hereunder shall be effective unless evidenced by an instrument in writing signed by the party against whom enforcement is sought.

     20.  Severability.  If any provision hereof is invalid or unenforceable,
          ------------
the other provisions hereof shall remain in full force and effect and shall be liberally construed in favor of Lender in order to effectuate the other provisions hereof.

     21.  Binding Nature.  The provisions of this Fourth Amendment shall be
          --------------
binding upon, and inure to the benefit of, the respective successors and assigns (including without limitation, any receiver, debtor in possession or trustee in bankruptcy) of Lender and any of Obligors.

     22.  APPLICABLE LAW.  THE OBLIGATIONS OF OBLIGORS HEREUNDER, UNDER THE LOAN
          --------------
AGREEMENT, AS MODIFIED HEREBY, AND UNDER THE OTHER LOAN INSTRUMENTS, ARE TO BE PERFORMED IN, AND THIS FOURTH AMENDMENT IS, AND THE LOAN AGREEMENT AND OTHER LOAN INSTRUMENTS HAVE BEEN, EXECUTED, DELIVERED AND ACCEPTED IN, AND THIS FOURTH AMENDMENT, THE LOAN AGREEMENT, AS MODIFIED HEREBY, AND THE OTHER LOAN INSTRUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS AND DECISIONS OF, THE STATE OF ARIZONA (WITHOUT REGARD FOR ITS CONFLICTS OF LAW PRINCIPLES), AND BY EXECUTION HEREOF OBLIGORS AND LENDER EACH AGREE THAT SUCH LAWS AND DECISIONS OF THE STATE OF ARIZONA SHALL GOVERN THIS FOURTH AMENDMENT, THE LOAN AGREEMENT, AS MODIFIED HEREBY, AND THE OTHER LOAN INSTRUMENTS, NOTWITHSTANDING THE FACT THAT THERE MAY BE OTHER JURISDICTIONS WHICH MAY BEAR A REASONABLE RELATIONSHIP TO THE TRANSACTIONS CONTEMPLATED HEREBY; PROVIDED, HOWEVER, THAT WITH RESPECT TO PROCEDURAL AND SUBSTANTIVE MATTERS RELATING ONLY TO THE CREATION, PERFECTION AND ENFORCEMENT BY LENDER OF ITS RIGHTS AND REMEDIES AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL LOCATED IN ANY STATE OTHER THAN ARIZONA, SUCH MATTERS SHALL BE GOVERNED BY THE LAWS OF THE STATE IN WHICH SUCH PROPERTY IS LOCATED.

     23.  JURISDICTION AND VENUE.  OBLIGORS HEREBY AGREE THAT ALL ACTIONS OR
          ----------------------
PROCEEDINGS INITIATED BY OBLIGORS, OR ANY OF THEM, AND ARISING DIRECTLY OR INDIRECTLY OUT OF THE LOAN INSTRUMENTS SHALL BE LITIGATED IN THE SUPERIOR COURT OF ARIZONA, MARICOPA COUNTY DIVISION, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA OR, IF LENDER INITIATES SUCH ACTION, IN ADDITION TO THE FOREGOING COURTS, ANY COURT IN WHICH LENDER SHALL INITIATE SUCH ACTION, TO THE EXTENT SUCH COURT HAS JURISDICTION. OBLIGORS HEREBY EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDIC-

TION IN ANY ACTION OR PROCEEDING COMMENCED BY LENDER IN ANY OF SUCH COURTS, AND HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OF PAPERS ISSUED THEREIN, AND AGREE THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO OBLIGORS, OR ANY OF THEM, AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT PURSUANT TO THE LOAN AGREEMENT. OBLIGORS EACH WAIVE ANY CLAIM THAT PHOENIX, ARIZONA OR THE DISTRICT OF ARIZONA IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. SHOULD OBLIGORS, OR ANY OF THEM, AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE MAILING THEREOF, SUCH BORROWER(S) SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY LENDER AGAINST SUCH BORROWER(S) AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE EXCLUSIVE CHOICE OF FORUM FOR OBLIGORS SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT, BY LENDER, OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING, BY LENDER, OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND OBLIGORS HEREBY WAIVE THE RIGHT TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

     24.  WAIVER OF RIGHT TO JURY TRIAL.  LENDER AND OBLIGORS ACKNOWLEDGE AND
          -----------------------------
AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER ANY OF THE LOAN INSTRUMENTS OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED THEREBY WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND, THEREFORE, THE PARTIES AGREE THAT ANY
LAWSUIT ARISING OUT OF ANY SUCH CONTROVERSY SHALL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

     25.  Amendment.  This Fourth Amendment and the other Loan Instruments
          ---------
executed prior or pursuant hereto constitute the entire agreement between the parties hereto with respect to the transactions contemplated hereby or thereby and supersede any prior agreements, whether written or oral, relating to the subject matter hereof. Except as specifically amended herein, the Loan Agreement shall remain in full force and effect. In the event of any conflict between the terms and provisions of this Fourth Amendment and the terms and provisions of the Loan Agreement, the terms and provisions of this Fourth Amendment shall govern and prevail. Nothing contained in this Fourth Amendment is intended to or shall be construed as relieving any person or entity, whether a party to this Fourth Amendment, or not, of any of such person's or entity's obligations to Lender.

     26.  All Loan Instruments.     Each of the other Loan Instruments is
          --------------------
amended so that any reference therein to a definition or agreement amended hereby shall be deemed to be a reference to such definition or agreement, as applicable, as amended hereby.

     27.  Effectiveness. This Fourth Amendment shall not become effective unless
          -------------
and until:

          (a)  Delivery of Documents:  The applicable Obligor has delivered to
               ---------------------
Lender the following, each of which shall be in form and content satisfactory to
Lender:

               (1) this Fourth Amendment;

               (2) a corporate resolution and incumbency certificate of Borrower authorizing the execution and delivery of this Fourth Amendment;

               (3) evidence of K. Elnaggar's authority to execute and deliver this Fourth Amendment on behalf of the Trust;

               (4) the K. Elnaggar Guaranty;

               (5) a Security Agreement and Shareholder Pledge Agreement (the "Pledge Agreement"), together with assignments separate from certificate in blank, and all certificates evidencing the shares of capital stock pledged, from Trustee and K. Elnaggar, individually and as usufructuary under the Will;

               (6) an opinion of counsel satisfactory to Lender; and

               (7) such other documents and instruments as Lender may require.

          (b)  Payment of Fees.     Borrower shall have paid or reimbursed
               ---------------
Lender for Lender's attorneys' fees and costs incurred in connection with this Fourth Amendment.

                       [THE REMAINDER OF THIS PAGE
                       IS LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, this Fourth Amendment is executed as of the date first above written.

                                    LENDER:

                                    GREYHOUND           FINANCIAL
                                    CORPORATION, a Delaware corporation

                                    By:_______________________________________
                                    Name: Ward B. Carr
                                         -------------------------------------
                                    Title: Vice President
                                           -----------------------------------


                                    OBLIGORS:

                                    GDC ENGINEERING, INC., a Louisiana
                                    corporation

                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________



                                    __________________________________________
                                    TRUST FOR THE BENEFIT OF TAREK ELNAGGAR,
                                    SHARIF JOSEPH ELNAGGAR AND JEANNE-MARIE
                                    ELNAGGAR, CREATED BY THE LAST WILL AND
                                    TESTAMENT OF HAMEED AHMED ELNAGGAR DATED
                                    MARCH 20, 1988, APPEARING THROUGH AND
                                    REPRESENTED BY ITS DULY QUALIFIED TRUSTEE,
                                    KATHLEEN J. ELNAGGAR



                                    __________________________________________
                                    KATHLEEN JORDAN ELNAGGAR, individually and as Usufructuary under the Last Will and Testament of Hameed Ahmed Elnaggar dated March 20, 1988

                              EXHIBIT 5.8.A

                            PENDING LITIGATION

     The following are all the actions, suits, arbitration proceedings or claims pending or threatened against or maintained by Borrower in which the party defendant has counterclaimed against Borrower:

     1.   R. Troy Boone, et al v. GDC Engineering, Inc., et al., Docket No.
          -----------------------------------------------------
          93-967-B- MS, United States District Court, Middle District of Louisiana.

     2. EEOC claim filed against Borrower by Irvin E. West, claiming violation of the Age Discrimination Act.

     3. EEOC claim filed against Borrower by Edward St. Romain, alleging violation of the Americans With Disability Act.

     4. EEOC claim filed against Borrower by Ricky LaGrange alleging racial discrimination.

     The following are all the actions, suits, arbitration proceedings or claims pending or threatened against or maintained by the Succession in which the party defendant has counterclaims against the Succession.

     NONE.

     The following are all the actions, suits, arbitration proceedings or claims pending or threatened against or maintained by K. Elnaggar in which the party defendant has counterclaimed against K. Elnaggar.

     NONE.

                               EXHIBIT 6.19

                           CONTINUING GUARANTY


     THIS CONTINUING GUARANTY (the "Guaranty") is made as of December ___, 1994 by KATHLEEN J. ELNAGGAR, in her capacity as trustee of the testamentary trust for the benefit of Tarek Elnaggar, Sharif Joseph Elnaggar and Jeanne-Marie Elnaggar (the "Trust") created by the Last Will and Testament of Hameed Ahmed Elnaggar dated March 20, 1988 (the "Will"), which Will was probated in The Succession of Hameed Ahmed Elnaggar, Probate No. 56829, Nineteenth Judicial District, Parish of East Baton Rouge, State of Louisiana, and KATHLEEN JORDAN ELNAGGAR, one and the same as Kathleen J. Elnaggar, individually and in her capacity as usufructuary under the Will, a person of the full age of majority and a resident of Baton Rouge Parish, Louisiana (collectively, "Guarantor"), in favor of GREYHOUND FINANCIAL CORPORATION, a Delaware corporation ("Lender").

     WHEREAS, there is in effect a Loan Agreement dated December 30, 1992 between GDC Engineering, Inc., a Louisiana corporation ("Borrower"), and Lender, as amended by Amendment to Loan Instruments dated June 30, 1993 among Borrower, The Succession of Hameed Ahmed Elnaggar, Probate No. 56829, Nineteenth Judicial District, Parish of East Baton Rouge, State of Louisiana, appearing through and represented by its duly qualified executrix, Kathleen Jordan Elnaggar (the "Succession"), Guarantor (each of Borrower, the Succession, the hereinafter defined Trustee and Guarantor are sometimes hereinafter referred to individually as an "Obligor" and collectively as the "Obligors") and Lender (the "First Amendment"), Second Amendment to Loan Instruments dated October 26, 1993 among Obligors and Lender (the "Second Amendment"), Third Amendment to Loan Instruments dated April 1, 1994 among Obligors and Lender (the "Third Amendment") and Fourth Amendment to Loan Instruments of even date herewith among the Borrower, Guarantor,individually, as Trustee under the Last Will and Testament of Hameed Ahmed Elnaggar dated March 20, 1988 (the "Will") and as usufructuary under the Will, and Lender (the "Fourth Amendment and, together with the First Amendment, Second Amendment and Third Amendment, the "Loan Agreement"), pursuant to which Lender committed to loan to Borrower an amount not to exceed the principal sum of $4,900,000 to refinance existing debt of Borrower and $4,000,000 to fund certain capital expenditures (the "Loan"). All capitalized terms used in this Guaranty but not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement;

     WHEREAS, the Loan is evidenced by the Loan Agreement and a promissory note dated December 30, 1992 from Borrower payable to Lender in the principal sum of $8,900,000 (the "Note"), and secured by, among others, a Security Agreement and Shareholder Pledge Agreement dated December 30, 1992 from the Succession and Guarantor in favor of Lender and a Subordination and Stand-By Agreement dated December 30, 1992 among the Succession, Guarantor, Borrower and Lender;

     WHEREAS, the $4,000,000 commitment to fund certain capital expenditures expired unused;

     WHEREAS, Borrower desires to sell all or substantially all of the assets or capital stock of BCI, which sale requires the consent of Lender pursuant to the Loan Instruments;

     WHEREAS, Guarantor owns or controls 100% of the issued and outstanding capital stock of Borrower and, accordingly, Guarantor has a direct financial interest in inducing Lender to consent to the Approved BCI Sale (as defined in the Fourth Amendment);

     WHEREAS, one of the conditions precedent to the obligation of Lender to consent to Approved BCI Sale is the execution by Guarantor of this Guaranty and the performance by Guarantor of her obligations hereunder.

     NOW, THEREFORE, in order to induce Lender to modify the Loan in accordance with the terms and provisions set forth in the Fourth Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:

     1.   Definitions.   Except as otherwise defined herein, all capitalized
          -----------
terms used herein and in the recitals above shall have the meanings ascribed thereto in the Loan Instruments.

     2.   Guaranty of Payment and Performance.  Guarantor hereby unconditionally
          -----------------------------------
and irrevocably guaranties to Lender the punctual payment and performance when due, whether at stated maturity or by acceleration or otherwise, of Borrower's Obligations (the obligations and liabilities of Guarantor hereunder and under the Shareholder Pledge Agreement and the Shareholder Subordination Agreement and any other instruments or agreements previously, concurrently or hereafter executed and delivered by Guarantor in favor of Lender are sometimes hereinafter referred to as the "Guarantor Obligations"). Guarantor agrees that this Guaranty is a present and continuing guaranty of payment and not of collectability, and that Lender shall not be required to prosecute collection, enforcement or other remedies against Borrower, any other guarantor of Borrower's Obligations or any other Person, or to enforce or resort to any of the Collateral or other rights or remedies pertaining thereto, before calling on Guarantor for payment. Guarantor agrees that if, for any reason, either Borrower, any other Obligor or any other guarantor of Borrower's Obligations shall fail or be unable to pay, punctually and fully, any of Borrower's Obligations, Guarantor shall pay such obligations to Lender in full immediately upon demand. Guarantor agrees that one or more successive actions may be brought against Guarantor, as often as Lender deems advisable, until all of Guarantor's Obligations and/or Borrower's Obligations are paid and performed in full. Guarantor hereby further unconditionally guarantees to Lender the punctual and faithful performance by Borrower of all duties, agreements and obligations of Borrower contained in the Loan Instruments.

     3.   Continuing Guaranty.  Guarantor agrees that the obligations of
          -------------------
Guarantor pursuant to Section 1 above and any other provision of any of the Loan
                      ---------
Instruments shall be primary obligations, shall not be subject to any counterclaim, set-off, abatement, deferment or defense based upon any claim that Guarantor may have against Lender, Borrower, any other guarantor of Borrower's Obligations or any other Person, and shall remain in full force and effect without regard to, and shall not be released, discharged or affected in any way by, any circumstance or condition (whether or not Guarantor shall have any knowledge thereof) including, without limitation:

          (a) any lack of validity or enforceability of any of the Loan Instruments;

          (b) any termination, amendment, modification or other change in any of the Loan Instruments;

          (c) any furnishing, exchange, substitution or release of any Collateral, including, without limitation, any furnishing, exchange, substitution or release of any Collateral which may be effected pursuant to the terms of Section 7.9 of the Loan Agreement, or any failure to perfect
                  -----------
     any Lien in any of the Collateral;

          (d) any failure, omission or delay on the part of Borrower, Guarantor, any other guarantor of Borrower's Obligations or Lender to conform or comply with any term of any of the Loan Instruments or any failure of Lender to give notice of any Incipient Default or Event of Default;

          (e) any waiver, compromise, release, settlement or extension of time of payment or performance or observance of any of the obligations or agreements contained in any of the Loan Instruments;

          (f) any action or inaction by Lender under or in respect of any of the Loan Instruments, any failure, lack of diligence, omission or delay on the part of Lender to enforce, assert or exercise any right, power or remedy conferred upon Lender in any of the Loan Instruments, or any other action or inaction on the part of Lender;

          (g) any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, assignment for the benefit of creditors, composition, receivership, liquidation, marshalling of assets and liabilities or similar events or proceedings with respect to Borrower, Guarantor or any other guarantor of Borrower's Obligations, as applicable, or any of their respective Property or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding;

          (h) any merger or consolidation of Borrower, Guarantor or any other guarantor of Borrower's Obligations into or with any Person, or any sale, lease or transfer of any of the assets of Borrower, Guarantor or any other guarantor of Borrower's Obligations to any other Person;

          (i) any change in the ownership of the capital stock of Borrower or any other guarantor of Borrower's Obligations or any change in the relationship between Borrower, Guarantor or any other guarantor of Borrower's Obligations, or any termination of any such relationship;

          (j) to the extent permitted by law, any release or discharge by operation of law of Borrower, Guarantor or any other guarantor of Borrower's Obligations from any obligation or agreement contained in any of the Loan Instruments; or

          (k) to the extent permitted by law, any other occurrence, circumstance, happening or event, whether similar or dissimilar to the foregoing and whether foreseen or unforeseen, which otherwise might constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or which otherwise might limit recourse against Borrower or Guarantor.

     4.   Waivers.  Guarantor unconditionally waives (i) notice of any of the
          -------
matters referred to in Section 2 above, (ii) all notices which may be required
                       ---------
by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights against Guarantor, including, without limitation, any demand, presentment and protest, proof of notice of non-payment under any of the Loan Instruments and notice of any Incipient Default or any Event of Default or any failure on the part of Borrower, Guarantor or any other guarantor of Borrower's Obligations to perform or comply with any covenant, agreement, term or condition of any of the Loan Instruments, (iii) any right to the enforcement, assertion or exercise against Borrower, Guarantor or any other guarantor of Borrower's Obligations of any right or remedy conferred under any of the Loan Instruments,
(iv) any requirement of diligence on the part of any Person, (v) any requirement to exhaust any remedies or to mitigate the damages resulting from any default under any of the Loan Instruments, (vi) any notice of any sale, transfer or other disposition of any right, title or interest of Lender under any of the Loan Instruments, and (vii) the benefit of all principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty, including without limitation any right to exhaustion of any security for the Note prior to any action hereunder or any requirement that Lender relinquish any lien or security interest in any collateral prior to commencing an action hereunder or after obtaining a judgment hereunder until payment and performance of all of the obligations and liabilities under the Note and Loan Instruments have been satisfied in full, and the provisions of Arizona Revised Statutes, Sections 12-1566, 12-1641 et seq., 33-814, 44-142 and 16 Arizona
                                    ------
Revised Statutes, Rules of Civil Procedure, Rule 17(f), and Guarantor agrees that its obligations shall not be affected by any circumstances, whether or not referred to herein, which might otherwise constitute a legal or equitable discharge of a guarantor or surety.

     5.   Reinstatement.  The obligations of Guarantor pursuant to this Guaranty
          -------------
shall continue to be effective or automatically be reinstated, as the case may be, if at any time payment of any of Borrower's Obligations or Guarantor's Obligations is rescinded or otherwise must be restored or returned by Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Guarantor, Borrower or any other guarantor of Borrower's Obligations or otherwise, all as though such payment had not been made.

     6.   Successors and Assigns. This Guaranty shall inure to the benefit of
          ----------------------
Lender, its successors and assigns. This Guaranty shall be binding on Guarantor and her successors and assigns, heirs and personal representatives, and shall continue in full force and effect until all of Borrower's Obligations and Guarantor's Obligations are paid and performed in full.

     7.   No Waiver of Rights.  No delay or failure on the part of Lender to
          -------------------
exercise any right, power or privilege under this Guaranty or any of the other Loan Instruments shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege shall preclude any other or further exercise thereof or the exercise of any other power or right, or be deemed to establish a custom or course of dealing or performance between the parties hereto. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies provided by law. No notice to or demand on Guarantor in any case shall entitle Guarantor to any other or further notice or demand in the same, similar or other circumstance.

     8.   Modification.  The terms of this Guaranty may be waived, discharged,
          ------------
or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment, modification, waiver or other change of any of the terms of this Guaranty shall be effective without the prior written consent of Lender.

     9.   Costs and Expenses.  Guarantor agrees to pay on demand all costs and
          ------------------
expenses incurred by or on behalf of Lender (including, without limitation, expenses and attorneys' fees) in enforcing Borrower's Obligations or Guarantor's Obligations.

     10.  Joinder.  Guarantor agrees that any action to enforce this Guaranty
          -------
may be brought against Guarantor without any reimbursement or joinder of Borrower or any other guarantor of Borrower's Obligations in such action.

     11.  Severability.  If any provision of this Guaranty is deemed to be
          ------------
invalid by reason of the operation of any law, or by reason of the interpretation placed thereon by any court or other Governmental Body, this Guaranty shall be construed as not containing such provision and the invalidity of such provision shall not affect the validity of any other provision hereof, and any and all other provisions hereof which otherwise are lawful and valid shall remain in full force and effect.

     12.  JURISDICTION.  GUARANTOR HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS
          ------------
INITIATED BY GUARANTOR AND ARISING DIRECTLY OR INDIRECTLY OUT OF THIS GUARANTY OR ANY OR ALL OF THE OTHER LOAN INSTRUMENTS TO WHICH GUARANTOR IS A PARTY SHALL BE LITIGATED IN THE SUPERIOR COURT OF ARIZONA, MARICOPA COUNTY DIVISION, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA, OR, IF LENDER INITIATES SUCH ACTION, IN ADDITION TO THE FOREGOING COURTS, ANY COURT IN WHICH LENDER SHALL INITIATE OR REMOVE SUCH ACTION, TO THE EXTENT SUCH COURT OTHERWISE HAS JURISDICTION. GUARANTOR HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN OR REMOVED BY LENDER TO ANY OF SUCH COURTS, AND HEREBY AGREES THAT PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, MAY BE MADE IN THE MANNER PROVIDED BELOW, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED IN THE MANNER SET FORTH IN SECTION 17 BELOW. GUARANTOR WAIVES ANY CLAIM THAT
                        ----------
PHOENIX, ARIZONA OR THE DISTRICT OF ARIZONA IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. SHOULD GUARANTOR, AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE PERIOD OF TIME PRESCRIBED BY LAW

AFTER THE MAILING THEREOF, GUARANTOR SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY LENDER AGAINST GUARANTOR AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE EXCLUSIVE CHOICE OF FORUM FOR GUARANTOR SET FORTH IN THIS SECTION 12 SHALL NOT BE DEEMED TO PRECLUDE THE
                                ----------
ENFORCEMENT BY LENDER OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING BY LENDER OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION.

                          ______________________
                           GUARANTOR'S INITIALS

     13.  APPLICABLE LAW.  THIS GUARANTY SHALL BE GOVERNED AS TO VALIDITY,
          --------------
INTERPRETATION, EFFECT AND IN ALL OTHER RESPECTS BY LAWS AND DECISIONS OF THE STATE OF ARIZONA. FOR PURPOSES OF THIS SECTION 13, THIS GUARANTY SHALL BE
                                        -----------
DEEMED TO BE PERFORMED AND MADE IN THE STATE OF ARIZONA.

     14.  WAIVER OF RIGHT TO JURY TRIAL.  GUARANTOR ACKNOWLEDGES AND AGREES THAT
          -----------------------------
ANY CONTROVERSY WHICH MAY ARISE UNDER THIS GUARANTY WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND THEREFORE, GUARANTOR AGREES THAT ANY COURT PROCEEDING ARISING OUT OF ANY SUCH CONTROVERSY WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

                          ______________________
                           GUARANTOR'S INITIALS

     15.  WAIVER OF RIGHTS AGAINST BORROWER.  NOTWITHSTANDING ANYTHING TO THE
          ---------------------------------
CONTRARY WHICH MAY BE CONTAINED HEREIN, GUARANTOR HEREBY UNCONDITIONALLY AND IRREVOCABLY AGREES THAT SHE (I) WILL NOT AT ANY TIME ASSERT AGAINST BORROWER ANY RIGHT OR CLAIM, AT LAW OR IN EQUITY, TO INDEMNIFICATION, REIMBURSEMENT, CONTRIBUTION, RESTITUTION OR PAYMENT FOR OR WITH RESPECT TO ANY AND ALL AMOUNTS GUARANTOR MAY PAY OR BE OBLIGATED TO PAY TO LENDER, INCLUDING, WITHOUT LIMITATION, BORROWER'S OBLIGATIONS, GUARANTOR'S OBLIGATIONS AND ANY AND ALL OTHER OBLIGATIONS WHICH GUARANTOR MAY PERFORM, SATISFY OR DISCHARGE, UNDER OR WITH RESPECT TO THIS GUARANTY, AND (II) WAIVES AND RELEASES ALL SUCH RIGHTS AND CLAIMS, AT LAW OR IN EQUITY, TO INDEMNIFICATION, REIMBURSEMENT, CONTRIBUTION, RESTITUTION OR PAYMENT WHICH GUARANTOR MAY HAVE NOW OR AT ANY TIME AGAINST BORROWER. GUARANTOR FURTHER UNCONDITIONALLY AND IRREVOCABLY AGREES THAT SHE SHALL HAVE NO RIGHT OF SUBROGATION, AND WAIVES ANY RIGHT TO ENFORCE ANY REMEDY WHICH LENDER NOW HAS OR HEREAFTER MAY HAVE AGAINST BORROWER AND WAIVES ANY DEFENSE BASED UPON AN ELECTION OF REMEDIES BY LENDER, WHICH DESTROYS OR

OTHERWISE IMPAIRS ANY SUBROGATION RIGHTS OF GUARANTOR AND/OR THE RIGHT OF GUARANTOR TO PROCEED AGAINST BORROWER FOR REIMBURSEMENT.

     16.  TIME OF THE ESSENCE.  TIME FOR THE PERFORMANCE OF GUARANTOR'S
          -------------------
OBLIGATIONS UNDER THIS GUARANTY IS OF THE ESSENCE.

     17.  Notices. All notices and writing to Guarantor under this Guaranty
          -------
shall be in writing and shall be (i) delivered in person or (ii) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or by overnight express carrier, addressed in each case as follows:

     Guarantor:               Kathleen A. Elnaggar
                              GDC Engineering Inc.
                              822 Neosho Avenue
                              Baton Rouge, Louisiana 70802
                              Telecopy No: (504) 383-2789

     With a Copy To:          John Glover
                              Taylor, Porter, Brooks & Phillips, L.L.P.
                              Premier Bank Building, 8th Floor

                              451 Florida Street
                              Baton Rouge, Louisiana 70802
                              Telecopy No: (504) 346-8049

or to any other address as Guarantor shall designate in a written notice to Lender. All notices sent pursuant to the terms of this Section 18 shall be
                                                        ----------
deemed received (i) if personally delivered, then on the date of delivery, (ii) if sent by overnight, express carrier, on the next Business Day immediately following the day sent, or (iii) if sent by registered or certified mail, on the earlier of the fifth Business Day following the day sent or when actually received.

     18.  Financial Statements.  As soon as available and in any event within
          --------------------
120 days after the end of each calendar year, Guarantor shall provide to Lender a personal financial statement as of December 31 of the immediately prior calendar year, in a form and with a certification satisfactory to Lender, and a true, correct and complete copy of Guarantor's Federal tax return, as filed, for the immediately prior calendar year.

     IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed as of the date first above written.


                                        ______________________________________
                                        TRUST FOR THE BENEFIT OF TAREK ELNAGGAR,
                                        SHARIF JOSEPH ELNAGGAR AND JEANNE-MARIE
                                        ELNAGGAR, CREATED BY THE LAST WILL AND
                                        TESTAMENT OF HAMEED AHMED ELNAGGAR DATED
                                        MARCH 20, 1988, APPEARING THROUGH AND
                                        REPRESENTED BY ITS DULY QUALIFIED
                                        TRUSTEE, KATHLEEN J. ELNAGGAR



                                        ______________________________________
                                        KATHLEEN JORDAN ELNAGGAR, individually
                                        and as Usufructuary under the Last Will
                                        and Testament of Hameed Ahmed Elnaggar
                                        dated March 20, 1988

                                 CONSENT

     The undersigned, the beneficiaries of the testamentary trust for the benefit of Tarek Elnaggar, Sharif Joseph Elnaggar and Jeanne-Marie Elnaggar created by the Last Will and Testament of Hameed Ahmed Elnaggar dated March 20, 1988, which Will was probated in The Succession of Hameed Ahmed Elnaggar, Probate No. 56829, Nineteenth Judicial District, Parish of East Baton Rouge, State of Louisiana, hereby consent to the execution, delivery and performance of this Guaranty by the Trustee on behalf of the Trust and agree that the assets of the Trust shall be liable for the obligations of the Trust, as Guarantor under this Guaranty.

     Dated:  December __, 1994.


                                             _________________________________
                                             Sharif Joseph Elnaggar


                                             _________________________________
                                             Tarek Elnaggar


                                             _________________________________
                                             Jeanne-Marie Elnaggar

                      FIFTH AMENDMENT TO LOAN INSTRUMENTS


     THIS FIFTH AMENDMENT TO LOAN INSTRUMENTS (the "Fifth Amendment") is dated as of this ____ day of March, 1995 by and among GDC ENGINEERING, INC., a Louisiana corporation ("Borrower"), KATHLEEN J. ELNAGGAR in her capacity as trustee (the "Trustee") of the testamentary trust for the benefit of Tarek Elnaggar, Sharif Joseph Elnaggar and Jeanne-Marie Elnaggar (the "Trust") created by the Last Will and Testament of Hameed Ahmed Elnaggar dated March 20, 1988 (the "Will"), which Will was probated in THE SUCCESSION OF HAMEED AHMED ELNAGGAR, PROBATE NO. 56829, NINETEENTH JUDICIAL DISTRICT, PARISH OF EAST BATON ROUGE, STATE OF LOUISIANA (the "Succession"), KATHLEEN JORDAN ELNAGGAR, one and the same as Kathleen J. Elnaggar, individually and in her capacity as usufructuary under the Will, a person of the full age of majority and a resident of Baton Rouge Parish, Louisiana ("K. Elnaggar") (each of Borrower, the Trustee, the Succession and K. Elnaggar are sometimes hereinafter referred to individually as an "Obligor" and collectively as the "Obligors"), and FINOVA CAPITAL CORPORATION, a Delaware Corporation, formerly known as Greyhound Financial Corporation ("Lender").

     WHEREAS, there is in effect a Loan Agreement dated December 30, 1992 between Borrower and Lender, as amended by Amendment to Loan Instruments dated June 30, 1993 among Obligors and Lender, Second Amendment to Loan Instruments dated October 26, 1993 among Obligors and Lender, Third Amendment to Loan Instruments dated April 1, 1994 among Obligors and Lender and Fourth Amendment to Loan Instruments dated December 30, 1994 among Obligors and Lender (collectively, together with this Fifth Amendment, the "Loan Agreement"), pursuant to which Lender committed to loan to Borrower an amount not to exceed the principal sum of $4,900,000 to refinance existing debt of Borrower and $4,000,000 to fund certain capital expenditures (the "Loan");

     WHEREAS, Obligors have requested that Lender modify the financial covenant with respect to Accounts Receivable Turnover;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Obligors and Lender, intending to be legally bound, agree as follows:



     1.   Definitions.   Except as otherwise defined herein, all capitalized
          -----------
terms used herein shall have the meanings ascribed thereto in the Loan
Agreement.

     2.   Recitals.  The Recitals set forth above are true and accurate and are
          --------
incorporated herein by this reference.

     3.   Amounts Outstanding.  Obligors hereby acknowledge and agree that (a)
          -------------------
as of February 2, 1995, the principal amount of the Loan outstanding is $3,445,843.55 and the accrued and unpaid interest is $1,165.40, and (b) as of the date of execution hereof by Obligors, there are no defenses, claims or offsets to payment of such principal amount and the other indebtedness evidenced by the Note.

     4.   Accounts Receivable Turnover.  Section 7.20 of the Loan Agreement is
          ----------------------------
hereby deleted in its entirety and the following inserted therefor:

               7.20  Accounts Receivable Turnover.  Commencing
                     ----------------------------
          Quarter Period with the Four ending November 30, 1994, permit the Accounts Receivable Turnover for the Four Quarter Periods ending February 28, May 31 and August 31 to be greater than 45 days, or permit the Accounts Receivable Turnover for the Four Quarter Period ending November 30 to be greater than 60 days.

     5.   Annual Statements.  Section 6.3.3 of the Loan Agreement is hereby
          -----------------
amended to add the following:

          Notwithstanding anything to the contrary contained herein, the Basic Financial Statements and the statements of Operating Cash Flow and Excess Cash Flow for Borrower's fiscal year end November 30, 1994 only, shall be delivered to Lender as soon as available, but in no event later than 120 days after the close of Borrower's fiscal year.

     6.   Notices.  Section 11.1 of the Loan Agreement with respect to the
          -------
notices to Lender is hereby deleted in its entirety and the following inserted therefor:

                    FINOVA Capital Corporation
                    1850 North Central Avenue
                    P.O. Box 2209
                    Phoenix, Arizona 85002-2209
                    Attention: Vice President, Operations Management Telecopy No.: (602) 207-6833

          Copy to:  FINOVA Capital Corporation
                    1850 North Central Avenue
                    P.O. Box 2209
                    Phoenix, Arizona 85002-2209
                    Attention:  Vice President, Law
                    Telecopy No.: (602) 207-5036

                    and

                    FINOVA Capital Corporation
                    10 South LaSalle Street
                    Suite 2121
                    Chicago, Illinois 60603
                    Attention:  Adolph G. Letke
                    Telecopy No.: (312) 855-1779

                    and

                    Fennemore Craig
                    Two North Central Avenue
                    Suite 2200
                    Phoenix, Arizona 85004-2390
                    Attention:  Jay S. Kramer
                    Telecopy No.: (602) 257-8527

     7.   Release.  Each Obligor and her or its officers, directors,
          -------
shareholders, employees, predecessors, personal representatives, executors, executrixes, heirs, successors and assigns, each hereby fully release, remise and forever discharge Lender and all past and present officers, directors, agents, employees, servants, partners, shareholders, attorneys and managers of Lender, and all of their respective heirs, personal representatives, predecessors, successors and assigns, for, from and against any and all claims, demands, causes of action, controversies, offsets, obligations, losses, damages, and liabilities of every kind and character whatsoever, including without limitation any action, omission, misrepresentation or other basis of liability founded either in tort or contract and the duties arising thereunder that said Obligor, or any of her or its respective predecessors, successors and assigns, or any one or more of them, has had in the past, or now has, whether known or unknown, whether currently existing or hereafter asserted, relating in any manner to, or arising from or in connection with, the indebtedness evidenced by the Note, any negotiations, loan administration, exercise of rights and remedies, payment, offset with respect to, or other matter relating to such indebtedness, any Collateral securing payment and performance of such indebtedness, or any matter preliminary to the execution and delivery by Obligors and Lender of this Fifth Amendment, or any statement, action, omission or conduct of Lender or any of its officers, directors, agents, employees, servants, partners, shareholders, attorneys and managers relating in any manner to such indebtedness, Collateral or this Fifth Amendment; provided, however, that the foregoing release and discharge shall not apply to the obligations of Lender expressly set forth in this Fifth Amendment or first arising after the date of this Fifth Amendment.

     8.   Modifications.  No amendment, modification, change, waiver, release or
          -------------
discharge hereof or hereunder shall be effective unless evidenced by an instrument in writing signed by the party against whom enforcement is sought.

     9.   Severability.  If any provision hereof is invalid or unenforceable,
          ------------
the other provisions hereof shall remain in full force and effect and shall be liberally construed in favor of Lender in order to effectuate the other provisions hereof.

     10.  Binding Nature.  The provisions of this Fifth Amendment shall be
          --------------
binding upon, and inure to the benefit of, the respective successors and assigns (including without limitation, any receiver, debtor in possession or trustee in bankruptcy) of Lender and any of Obligors.

     11.  APPLICABLE LAW.  THE OBLIGATIONS OF OBLIGORS HEREUNDER, UNDER THE LOAN
          --------------
AGREEMENT, AS MODIFIED HEREBY, AND UNDER THE OTHER LOAN INSTRUMENTS, ARE TO BE PERFORMED IN, AND THIS FIFTH AMENDMENT IS, AND THE LOAN AGREEMENT AND OTHER LOAN INSTRUMENTS HAVE BEEN, EXECUTED, DELIVERED AND ACCEPTED IN, AND THIS FIFTH AMENDMENT, THE LOAN AGREEMENT, AS MODIFIED HEREBY, AND THE OTHER LOAN INSTRUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS AND DECISIONS OF, THE STATE OF ARIZONA (WITHOUT REGARD FOR ITS CONFLICTS OF LAW PRINCIPLES), AND BY EXECUTION HEREOF OBLIGORS AND LENDER EACH AGREE THAT SUCH LAWS AND DECISIONS OF THE STATE OF ARIZONA SHALL GOVERN THIS FIFTH AMENDMENT, THE LOAN AGREEMENT, AS MODIFIED HEREBY, AND THE OTHER LOAN INSTRUMENTS, NOTWITHSTANDING THE FACT THAT THERE MAY BE OTHER JURISDICTIONS WHICH MAY BEAR A REASONABLE RELATIONSHIP TO THE TRANSACTIONS CONTEMPLATED HEREBY; PROVIDED, HOWEVER, THAT WITH RESPECT TO PROCEDURAL AND SUBSTANTIVE MATTERS RELATING ONLY TO THE CREATION, PERFECTION AND ENFORCEMENT BY LENDER OF ITS RIGHTS AND REMEDIES AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL LOCATED IN ANY STATE OTHER THAN ARIZONA, SUCH MATTERS SHALL BE GOVERNED BY THE LAWS OF THE STATE IN WHICH SUCH PROPERTY IS LOCATED.

     12.  JURISDICTION AND VENUE.  OBLIGORS HEREBY AGREE THAT ALL ACTIONS OR
          ----------------------
PROCEEDINGS INITIATED BY OBLIGORS, OR ANY OF THEM, AND ARISING DIRECTLY OR INDIRECTLY OUT OF THE LOAN INSTRUMENTS SHALL BE LITIGATED IN THE SUPERIOR COURT OF ARIZONA, MARICOPA COUNTY DIVISION, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA OR, IF LENDER INITIATES SUCH ACTION, IN ADDITION TO THE FOREGOING COURTS, ANY COURT IN WHICH LENDER SHALL INITIATE SUCH ACTION, TO THE EXTENT SUCH COURT HAS JURISDICTION. OBLIGORS HEREBY EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY LENDER IN ANY OF SUCH COURTS, AND HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OF PAPERS ISSUED THEREIN, AND AGREE THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO OBLIGORS, OR ANY OF THEM, AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT PURSUANT TO THE LOAN AGREEMENT. OBLIGORS EACH WAIVE ANY CLAIM THAT PHOENIX, ARIZONA OR THE DISTRICT OF ARIZONA IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. SHOULD OBLIGORS, OR ANY OF THEM, AFTER BEING SO

SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE MAILING THEREOF, SUCH BORROWER(S) SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY LENDER AGAINST SUCH BORROWER(S) AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE EXCLUSIVE CHOICE OF FORUM FOR OBLIGORS SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT, BY LENDER, OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING, BY LENDER, OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND OBLIGORS HEREBY WAIVE THE RIGHT TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

     13.  WAIVER OF RIGHT TO JURY TRIAL.  LENDER AND OBLIGORS ACKNOWLEDGE AND
          -----------------------------
AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER ANY OF THE LOAN INSTRUMENTS OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED THEREBY WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND, THEREFORE, THE PARTIES AGREE THAT ANY LAWSUIT ARISING OUT OF ANY SUCH CONTROVERSY SHALL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

     14.  Amendment.  This Fifth Amendment and the other Loan Instruments
          ---------
executed prior or pursuant hereto constitute the entire agreement between the parties hereto with respect to the transactions contemplated hereby or thereby and supersede any prior agreements, whether written or oral, relating to the subject matter hereof. Except as specifically amended herein, the Loan Agreement shall remain in full force and effect. In the event of any conflict between the terms and provisions of this Fifth Amendment and the terms and provisions of the Loan Agreement, the terms and provisions of this Fifth Amendment shall govern and prevail. Nothing contained in this Fifth Amendment is intended to or shall be construed as relieving any person or entity, whether a party to this Fifth Amendment, or not, of any of such person's or entity's obligations to Lender.

     15.  Effectiveness. This Fifth Amendment shall not become effective unless
          -------------
and until Borrower shall have paid to the Persons entitled thereto the following fees and expenses:

               (1) Lender's attorneys' fees and costs incurred in connection with this Fifth Amendment.

               (2) an administration fee of $500 to Lender in connection with the documentation of this Fifth Amendment.

     IN WITNESS WHEREOF, this Fifth Amendment is executed as of the date first above written.

                                   LENDER:

                                   FINOVA CAPITAL CORPORATION, a
                                   Delaware corporation


                                   By:_________________________________________
                                   Name:_______________________________________
                                   Title:______________________________________


                                   OBLIGORS:

                                   GDC ENGINEERING, INC., a Louisiana
                                   corporation



                                   By:_________________________________________
                                   Name:_______________________________________
                                   Title:______________________________________




                                   TRUST FOR THE BENEFIT OF TAREK ELNAGGAR,
                                   SHARIF JOSEPH ELNAGGAR AND JEANNE-MARIE
                                   ELNAGGAR, CREATED BY THE LAST WILL AND
                                   TESTAMENT OF HAMEED AHMED ELNAGGAR DATED
                                   MARCH 20, 1988, APPEARING THROUGH AND
                                   REPRESENTED BY ITS DULY QUALIFIED TRUSTEE,
                                   KATHLEEN J. ELNAGGAR



                                   ___________________________________________
                                   KATHLEEN JORDAN ELNAGGAR,
                                   individually and as Usufructuary under the Last Will and Testament of Hameed Ahmed Elnaggar dated March 20, 1988

                                                                   Exhibit 4(b)

                      SIXTH AMENDMENT TO LOAN INSTRUMENTS

     THIS SIXTH AMENDMENT TO LOAN INSTRUMENTS (the "Sixth Amendment") is dated as of this 15th day of March, 1996 by and among GDC ENVIRO-SOLUTIONS, INC., a Louisiana corporation, f/k/a GDC Engineering Inc. ("Borrower"), KATHLEEN
J. ELNAGGAR in her capacity as trustee of the testamentary trust for the benefit of Tarek Elnaggar, Sharif Joseph Elnaggar and Jeanne-Marie Elnaggar (the "Trust") created by the Last Will and Testament of Hameed Ahmed Elnaggar dated March 20, 1988, and individually (collectively, "Kathleen J. Elnaggar"), GDC HOLDINGS CORPORATION, a Louisiana corporation ("Holdings"), and FINOVA CAPITAL CORPORATION, a Delaware Corporation, f/k/a Greyhound Financial Corporation ("Lender").

     WHEREAS, there is in effect a Loan Agreement dated December 30, 1992 between Borrower and Lender, as amended by Amendment to Loan Instruments dated June 30, 1993 among Borrower, Kathleen J. Elnaggar and Lender, Second Amendment to Loan Instruments dated October 26, 1993 among Borrower, Kathleen J. Elnaggar and Lender, Third Amendment to Loan Instruments dated April 1, 1994 among Borrower, Kathleen J. Elnaggar and Lender, Fourth Amendment to Loan Instruments dated December 30, 1994 among Borrower, Kathleen J. Elnaggar and Lender and Fifth Amendment to Loan Instruments dated March 10, 1995 among Borrower, Kathleen J. Elnaggar and Lender (collectively, together with this Sixth Amendment, the "Loan Agreement"), pursuant to which Lender committed to loan to Borrower an amount not to exceed the principal sum of $4,900,000 to refinance existing debt of Borrower and $4,000,000 to fund certain capital expenditures (the "Loan");

     WHEREAS, Kathleen J. Elnaggar gifted 527,969 shares of her Borrower Capital Stock to Tarek Elnaggar and Tarek Elnaggar pledged to Lender all of the Borrower Capital Stock now owned or hereafter acquired by Tarek Elnaggar to secure the payment and performance of the obligations of Borrower to Lender;

     WHEREAS, Borrower sold 394,160 shares of the issued Borrower Capital Stock to Harry C. Conger and Harry C. Conger pledged to Lender all of the Borrower Capital Stock now owned or hereafter acquired by Harry C. Conger to secure the payment and performance of the obligations of Borrower to Lender;

     WHEREAS, Borrower issued to James H. Hutchinson two (2) 1995 Class A Warrants (Nos. 1 and 2) for the purchase of 50,000 shares each of the Borrower Capital Stock and Borrower issued to B. Jim Porter four (4) 1995 Class A Warrants (Nos. 3, 4, 5 and 6) for the purchase of 50,000 shares each of the Borrower Capital Stock (collectively, the "Warrants");

     WHEREAS, Kathleen J. Elnaggar, Tarek Elnaggar, Harry C. Conger, B. Jim Porter, and James H. Hutchinson (collectively, the "Individual Pledgors") executed and delivered to Lender that certain Security Agreement and Shareholder Pledge Agreement dated August 21, 1995 (the "Individual Pledge Agreement") and delivered to Lender all of the issued and outstanding Borrower Capital Stock;

     WHEREAS, Lender timely and properly delivered the notice of exercise of the payment of Excess Cash Flow pursuant to Section 2.9.2 of the Loan Agreement, for the period ending November 30, 1994;

     WHEREAS, the Individual Pledgors, Borrower and Holdings desire to (a) exchange all of the Borrower Capital Stock for all of the capital stock of Holdings pursuant to Section 351 of the Internal Revenue Code of 1986, as amended (the "GDC/Holdings Stock Exchange"), (b) exchange the Warrants for warrants for the capital stock of Holdings, (c) cause Holdings to guarantee to Lender the payment and performance of the obligations of Borrower on a limited recourse basis (the "Holdings Guaranty") and pledge all of the Borrower Capital Stock to secure the payment and performance of the obligations of Borrower and Holdings (the "Holdings Pledge Agreement"), and (d) engage in certain other transactions as more fully described herein;

     WHEREAS, the GDC/Holdings Stock Exchange and such other transactions require the consent of Lender and waiver by Lender of certain of the provisions of the Loan Agreement and Loan Instruments;

     WHEREAS, in consideration of the agreements of Lender contained herein, Borrower will pay Lender a Profit Participation Fee of $500,000 and a Restructure Fee of $300,000, which is based upon calculation of the Profit Participation Fee as a Call as of August 31, 1995; and

     WHEREAS, Borrower desires that Lender provide a new equipment facility in an amount not to exceed $850,000 for acquisition of equipment in connection with the IT Contract and any other Advance Contracts approved by Lender;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, Kathleen J. Elnaggar and Lender, intending to be legally bound, agree as follows:

     1.   Definitions.   Except as otherwise defined herein, all capitalized
          -----------
terms used herein and in the Recitals above shall have the meanings ascribed thereto in the Loan Agreement.

     2.   Recitals.  The Recitals set forth above are true and accurate and are
          --------
incorporated herein by this reference.

     3.   Amounts Outstanding.  Borrower, Holdings and Kathleen J. Elnaggar
          -------------------
hereby acknowledge and agree that (a) as of, and including, February 29, 1996, the principal amount of the Loan outstanding is $2,766,327.63 and the accrued and unpaid interest is $25,087.06, and (b) as of the date of execution hereof by Borrower, Holdings and Kathleen J. Elnaggar, there are no defenses, claims or offsets to payment of such principal amount and the other indebtedness evidenced by the Note.

     4.   Representations, Warranties, Acknowledgments and Agreements.  As
          -----------------------------------------------------------
material inducements to Lender to enter into this Sixth Amendment, and acknowledging Lender's reliance upon the truth and accuracy thereof, Borrower with respect to subsections (a) through (e), Holdings with respect to subsections (f) through (j), Kathleen J. Elnaggar, as trustee with respect to subsections (k) through (n), and Kathleen
J. Elnaggar, individually, with respect to subsections (o) through (q), represent, warrant and covenant that:

          (a) Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State of Louisiana.

          (b) This Sixth Amendment has been duly authorized by all necessary corporate action and has been duly executed and delivered by an authorized officer of Borrower, and the Sixth Amendment constitutes a legal, valid and binding agreement enforceable against Borrower in accordance with its terms;

          (c) As of the date hereof, Borrower is not the subject of a pending bankruptcy proceeding and Borrower is not aware of any threatened bankruptcy proceeding against Borrower nor is Borrower presently contemplating filing such a proceeding;

          (d) Except as disclosed in EXHIBIT 5.8.A hereof, there are no lawsuits pending or threatened against Borrower, or instituted by Borrower in which the party defendant has counterclaimed against Borrower;

          (e) The execution and delivery of this Sixth Amendment and any other instruments executed and delivered to Lender concurrently herewith, and the full and complete performance of the provisions hereof will not result in any breach of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of Borrower under any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument to which Borrower is a party or by which Borrower is bound;

          (f) Holdings is a corporation, duly organized, validly existing and in good standing under the laws of the State of Louisiana.

          (g) This Sixth Amendment, the Holdings Guaranty and the Holdings Pledge Agreement have been duly authorized by all necessary corporate action and have been duly executed and delivered by an authorized officer of Holdings, and the Sixth Amendment, the Holdings Guaranty and the Holding Pledge Agreement constitute legal, valid and binding agreements enforceable against Holdings in accordance with their terms;

          (h) As of the date hereof, Holdings is not the subject of a pending bankruptcy proceeding and Holdings is not aware of any threatened bankruptcy proceeding against Holdings nor is Holdings presently contemplating filing such a proceeding;

          (i) There are no lawsuits pending or threatened against Holdings, or instituted by Holdings in which the party defendant has counterclaimed against Holdings;

          (j) The execution and delivery of this Sixth Amendment and any other instruments executed and delivered to Lender concurrently herewith, and the full and complete performance of the provisions hereof will not result in any breach of, or constitute a default under, or result in the creation of any lien, except as created under the Holdings Pledge Agreement, charge or encumbrance upon any property or assets of Holdings under any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument to which Holdings is a party or by which Holdings is bound;


          (k) This Sixth Amendment has been duly authorized by all necessary action and has been duly executed and delivered by the authorized trustee of the Trust, and the Sixth Amendment constitutes a legal, valid and binding agreement enforceable against the Trust in accordance with its terms;

          (l) As of the date hereof, the trustee is not the subject of a pending bankruptcy proceeding and the trustee is not aware of any threatened bankruptcy proceeding against the Trust nor is the trustee presently contemplating filing such a proceeding;

          (m) There are no lawsuits pending or threatened against the Trust, or instituted by the Trust in which the party defendant has counterclaimed against the Trust;

          (n) The execution and delivery of this Sixth Amendment and any other instruments executed and delivered to Lender concurrently herewith, and the full and complete performance of the provisions hereof will not result in any breach of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Trust under any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument to which the Trust is a party or by which the Trust is bound;

          (o) As of the date hereof, Kathleen J. Elnaggar is not the subject of a pending bankruptcy proceeding and Kathleen J. Elnaggar is not aware of any threatened bankruptcy proceeding against her nor is Kathleen J. Elnaggar presently contemplating filing such a proceeding;

          (p) There are no lawsuits pending or threatened against Kathleen J. Elnaggar, or instituted by Kathleen J. Elnaggar in which the party defendant has counterclaimed against Kathleen J. Elnaggar;

          (q) The execution and delivery of this Sixth Amendment and any other instruments executed and delivered to Lender concurrently herewith, and the full and complete performance of the provisions hereof will not result in any breach of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of Kathleen J. Elnaggar under any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument to which Kathleen J. Elnaggar is a party or by which Kathleen J. Elnaggar is bound;

     5.   No Misrepresentation.  Borrower, Holdings and Kathleen J. Elnaggar
          ---------------------
severally on its or her own behalf, and not jointly, represent, warrant and covenant as follows: that no representation or warranty made by Borrower, Holdings or Kathleen J. Elnaggar and contained herein or in the other Loan Instruments, and no certificate, information or report furnished or to be furnished by Borrower, Holdings or Kathleen J. Elnaggar in connection with any of the Loan Instruments or any of the transactions contemplated hereby or thereby, contains or will contain a misstatement of material fact, or omits or will omit to state a material fact required to be stated in order to make the statements contained herein or therein not misleading in the light of the circumstances under which such statements were made; and there is no fact known or reasonably foreseen by Borrower, Holdings or Kathleen J. Elnaggar that will materially adversely affect Borrower, Holdings or Kathleen J. Elnaggar or its or their respective financial conditions, operations, Property, business, prospects, profits or the ability of Borrower, Holdings or Kathleen J. Elnaggar to consummate the transactions and perform its or their obligations pursuant to the Loan Instruments that has not expressly been disclosed to Lender in writing. Kathleen J. Elnaggar shall not be liable for any misrepresentations made by any other Person after the release of the K. Elnaggar Guaranty.

     6.   Reaffirmation of Security Interest.  Except for the Security Interests
          ----------------------------------
arising from the Individual Pledge Agreement, which was terminated immediately prior to the execution of this Agreement, Borrower and Kathleen J. Elnaggar hereby confirm and agree that Lender's Security Interests, and Lender's lien priority, in all of the Collateral previously pledged, assigned, transferred or granted to Lender shall continue to secure the payment and performance of Borrower's obligations following the execution, delivery and effectiveness of this Sixth Amendment and the documents, instruments and agreements contemplated hereby and thereby.

     7.   Waiver of Certain Defaults; No Waiver of Other Defaults.  Except as
          -------------------------------------------------------
expressly provided herein, this Sixth Amendment is not a waiver of any present or future default of Borrower or a release or relinquishment of any Lien, Security Interest, rights or remedies securing payment and performance of Borrower's obligations or the enforcement thereof, except as specifically provided herein. Such Liens, Security Interests, rights and remedies are hereby ratified, confirmed, preserved, renewed and extended by Borrower and Kathleen J. Elnaggar in all respects, except as expressly provided herein. Notwithstanding this Section 7, Lender hereby waives all of the events of default listed on
SCHEDULE 7 hereto (collectively, the "Permitted Defaults," and individually, a "Permitted Default"); provided, however, this waiver shall not constitute a waiver of any other default not known to Lender or reasonably contemplated by Lender in connection with the transactions contemplated by this Sixth Amendment.

     8.   Release.  Borrower, Holdings and Kathleen J. Elnaggar and its and
          -------
their officers, directors, shareholders, employees, predecessors, personal representatives, executors, executrixes, trustees, heirs, successors and assigns, each hereby fully release, remise and forever discharge Lender and all past and present officers, directors, agents, employees, servants, partners, shareholders, attorneys and managers of Lender, and all of their respective heirs, personal representatives, predecessors, successors and assigns, for, from and against any and all claims, demands, causes of action, controversies, offsets, obligations, losses, damages, and liabilities of every kind and character whatsoever, including, without limitation, any action, omission, misrepresentation or other basis of liability founded either in tort or contract and the duties arising thereunder that Borrower, Holdings or Kathleen J. Elnaggar, or any of its or their respective predecessors, successors and assigns, or any one or more of them, has had in the past, or now has, whether known or unknown, whether currently existing or hereafter asserted, relating in any manner to, or arising from or in connection with, the indebtedness evidenced by the Note, any negotiations, loan administration, exercise of rights and remedies, payment, offset with respect to, or other matter relating to such indebtedness, any Collateral securing payment and performance of such indebtedness, or any matter preliminary to the execution and delivery by Borrower, Holdings and Kathleen J. Elnaggar and Lender of this Sixth Amendment, or any statement, action, omission or conduct of Lender or any of its officers, directors, agents, employees, servants, partners, shareholders, attorneys and managers relating in any manner to such indebtedness, Collateral or this Sixth Amendment; provided, however, that the foregoing release and discharge shall not apply to the obligations of Lender expressly set forth in this Sixth Amendment or first arising after the date of this Sixth Amendment.

     9.   Effectiveness. This Sixth Amendment shall not become effective unless
          -------------
and until Lender shall have received the following documents and instruments, all in form and substance satisfactory to Lender and duly executed by the Persons required to do so, and Borrower shall have paid to the Persons entitled thereto the following fees and expenses:

          (a)  This Sixth Amendment.

          (b) A Limited Recourse Continuing Guaranty from Holdings in the form attached hereto as Exhibit "A" and incorporated herein by this reference (the
                   -----------
"Holdings Guaranty").

          (c) A Security Agreement and Shareholder Pledge Agreement from Holdings in the form attached hereto as Exhibit "B" and incorporated herein by
                                        -----------
this reference (the "Holdings Pledge Agreement").

          (d) The original stock certificates evidencing all of the issued and outstanding capital stock of Borrower, together with assignments separate from certificate or stock powers, executed in blank by Holdings.

          (e) First Amendment to Continuing Guaranty between K. Elnaggar and Lender.

          (f) Any Uniform Commercial Code financing statements or filings or notices required under applicable law to (i) reflect Borrower's name change and
(ii) properly perfect Lender's Security Interests arising from the Holdings Pledge Agreement.

          (g) Uniform Commercial Code financing statements or filings or notices required under applicable law to perfect Lender's security interest in inventory located in Mississippi and South Carolina.

          (h) Evidence of Key Man Life Insurance in the amount of $1,000,000 insuring the life of Elnaggar and $500,000 insuring the life of Reed, and Assignments of such Key Man Life Insurance to Lender, in form and substance satisfactory to Lender, executed by Borrower and the insurance company(s).

          (i) Evidence of all property and liability insurance required in connection with the Loan Instruments.

          (j) A certificate from Borrower's environmental consultant that (s)he has searched the public databases and DK Industries, Inc. has not been named as a "Potentially Responsible Party" with respect to any federal Superfund site.

          (k) Financial statements of Kathleen J. Elnaggar, individually and as trustee of the Trust prepared as of May 31, 1995, together with a certificate from Kathleen J. Elnaggar certifying that the financial statements fairly present her financial position as of such date and that there have been no material adverse changes in her financial statements or net worth since May 31, 1995.

          (l) An officers' certificate and incumbency certificate from Borrower, together with corporate resolutions of Borrower authorizing the transactions contemplated by this Sixth Amendment.

          (m) An officers' certificate and incumbency certificate from Holdings, together with corporate resolutions of Holdings authorizing the GDC/Holdings Stock Exchange and the execution and delivery of this Sixth Amendment, the Holdings Guaranty and the Holdings Pledge Agreement.

          (n)  Attorneys' opinion letters from counsel to Borrower, Kathleen
J. Elnaggar and Holdings.

          (o) Evidence satisfactory to Lender that after giving effect to any transaction costs and other expenses in connection with this Sixth Amendment, including, without limitation, any brokerage fees or other commissions, and all borrowings which are outstanding thereunder, the amount which is available for borrowing under the Working Capital Loan equals or exceeds $150,000.

          (p) Consents to the Sixth Amendment from the Working Capital Lender or Working Capital Lender Substitution, if applicable, and LSC, Louisiana Seed Capital Fund Limited Partnership and Louisiana Economic Development Corporation.

          (q) $100,000, in immediately available funds, as partial payment of the Restructure Fee, which shall be deemed to be fully earned and non-refundable upon execution of this Sixth Amendment.

          (r) Accrued and unpaid interest on the Loan to, but not including, March 1, 1996.

          (s) Lender's attorneys' fees and costs incurred in connection with this Sixth Amendment in immediately available funds, including, without limitation, UCC searches and key employee background searches.

          (t) A fully executed copy of the IT Contract in form and substance satisfactory to Lender.

          (u) Such other documents and instruments as Lender shall reasonably request.

     10.  Release of Individual Pledge Agreement.  Immediately prior to the
          --------------------------------------
execution of this Sixth Amendment, the Individual Pledge Agreement was terminated, notwithstanding anything to the contrary in Section 8 of the Individual Pledge Agreement, but subject to Section 11.3 of the Loan Agreement, and Lender delivered to Borrower the original stock certificates evidencing the Borrower Capital Stock issued in favor of the Individual Pledgors and any original assignments or stock powers executed by the Individual Pledgors in Lender's possession.

     11.  Loan Agreement Definitions.  (a) The definitions of "Accountants",
          --------------------------
"Advance Contracts", "Borrower's Obligations", "Contract Equipment", "Initial Advance", "Interest Rate", "Key Man Life Insurance", "Obligors", "Operating Cash Flow", "Principals", "Remaining Portion", "Shareholders", "Shareholder Pledge Agreement" and "Subordinated Debt" in Section 1.1 of the Loan Agreement are hereby deleted in their entirety and the following inserted therefor:

               Accountants: Any so-called "Big 6" public accounting
               -----------
          firm,Hein & Associates or any other independent certified public accounting firm selected by Borrower and satisfactory to Lender.

               Advance Contracts: The IT Contract and any other
               -----------------
          contracts requiring acquisition of Contract Equipment and approved by Lender.

               Borrower's Obligations: (i) any and all Indebtedness
               ----------------------
          due or to become due, now existing or hereafter arising, of Borrower to Lender pursuant to the terms of this Loan Agreement or any other Loan Instrument, including, without limitation, the Profit Participation Fee, the Restructure Fee, the Maintenance Fee for the current calendar year and all prior calendar years during the term of the Loan, and the Termination Fee, and (ii) the performance of the covenants of Borrower contained in the Loan Instruments.

               Contract Equipment: Any equipment required in
               ------------------
          connection with the IT Contract and any other Advance
          Contracts.

               Initial Advance: $4,900,000 of the proceeds of the Loan
               ---------------
          disbursed on or about December 30, 1992, with a current outstanding principal balance of $2,766,327.63 as of March 15, 1996.

               Interest Rate: a per annum rate of interest equal to
               -------------
          the Base Rate, plus 250 basis points.

               Key Man Life Insurance: each of the policies of key man
               ----------------------
          life insurance issued in favor of Borrower and insuring the lives of Elnaggar and Reed, or Harry C. Conger, each of which policies of insurance shall be (i) in an amount of (A) $1,000,000 with respect to Elnaggar, and (B) $500,000 with respect to Reed, or (C) $2,000,000 with respect to Harry C. Conger, (ii) issued by an insurer and otherwise in form and content satisfactory to Lender and (iii) assigned to Lender pursuant to the applicable Assignment of Key Man Life Insurance.

               Obligors: Borrower and, subject to Section 3.3,
               --------                           -----------
          Kathleen J. Elnaggar in her capacity as trustee (the "Trustee") of the testamentary trust for the benefit of Tarek Elnaggar, Sharif Joseph Elnaggar and Jeanne-Marie Elnaggar (the "Trust"), and individually.

               Operating Cash Flow: for any period, the net income of
               -------------------
          Borrower for such period:

               (i) plus the sum of the following, to the extent deducted in determining net income for such period:

                    (A) interest paid or accrued on
               Indebtedness, including, without limitation, interest on Capitalized Leases that is imputed in accordance with GAAP;

                    (B) Depreciation and amortization of assets;

                    (C) extraordinary losses from sales or
               dispositions of Property outside of the normal course of Borrower's Business; and

                    (D) any special charges, extraordinary
               charges or non-recurring charges;

               (ii) minus the sum of the following, to the extent
                    -----
          included in determining net income for such period:

                    (A) all payments made by Borrower during such
               period with respect to Capital Expenditures, other than Subsequent Advance Expenditures;

                   (B) extraordinary gains from sales or
               dispositions of Property outside of the normal course of Borrower's Business and all extraordinary non-cash gains; and

                   (C) dividends or distributions declared or
               paid or deemed paid pursuant to Section 7.5 hereof; and

                    (D) for purposes of Excess Cash Flow payments
               pursuant to Section 2.9.2 hereof only, fifty percent (50%) of all cancellation/termination fees received by Borrower from Occidental Chemical Corporation or its successors or assigns ("Oxy Chem") in connection with that certain agreement dated September 21 and 28, 1994 between Borrower and Oxy Chem, a copy of which is attached hereto as EXHIBIT 2.9.2 and incorporated herein by this reference.

               Principals: collectively, Kathleen J. Elnaggar, Tarek
               ----------
          Elnaggar and Harry C. Conger.


               Remaining Portion: An amount not to exceed $850,000.
               -----------------

               Shareholder:  Holdings.
               -----------

               Shareholder Pledge Agreement: A Security Agreement and
               ----------------------------
          Shareholder Pledge Agreement executed by Holdings in favor of Lender in form acceptable to Lender, pursuant to which Lender is granted a Lien on all of the Borrower Capital Stock.

               Subordinated Debt: collectively, the LSC Indebtedness,
               -----------------
          the Shareholder Indebtedness and the New Subordinated
          Indebtedness.

and (b) Section 1.1 of the Loan Agreement is are hereby amended to add the following definitions:

               Base Price: the invoice cost of any Contract Equipment
               ----------
          (after adjustment for applicable discounts or allowances), less tax, destination charges, freight, delivery charges, set-up costs, testing costs, accessories or add-ons and any other additional charges above the base price of the Contract Equipment.

               Holdings: GDC Holdings Corporation, a Louisiana
               --------
          corporation, and its permitted successors and assigns.

               IT Contract: That certain Subcontract Agreement dated
               -----------
          March 1 and 11, 1996 between Borrower and IT Corporation with respect to the American Creosote contract.

               Net Income: For any period, the net income (or loss) of
               ----------
          Borrower for such period.

               New Subordinated Indebtedness: Any Indebtedness for
               -----------------------------
          Borrowed Money incurred after the date of the Sixth Amendment owing by Borrower to any Person, except for refinancing of existing Indebtedness for Borrowed Money.

               Orderly Liquidation Value: The estimated gross cash
               -------------------------
          dollar amount derived from the sale of the assets, given limited time to find a purchaser or purchasers, and considering a completed sale of all assets. No guarantees or warranties are made as to condition, and purchasers are responsible for removal of the purchased assets at their own risk and expense. Orderly Liquidation Value allows only limited time for market exposure, and also considers the physical condition, quantity, difficulty of removal, as well as the overall marketability of the asset group. No consideration is given to additional value that might be obtained because of product line, equipment in place, going operation or other elements of value that could or might be produced at liquidation, but could not be reasonably assumed.

               Public Company: DK Industries, Inc. or another company
               --------------
          satisfactory to Lender with a class of equity securities registered under Section 12(b) or 12(g) of the 1934 Act, and subject to the periodic reporting requirements set forth in
          Section 13 of the 1934 Act.

               Restructure Fee: $300,000.
               ---------------

               Specially Manufactured Equipment: Contract Equipment
               --------------------------------
          (a) with a Base Price equal to or in excess of $40,000 and
          (b)(i) which will not be delivered to Borrower within 28 days after the first Subsequent Advance for such Contract Equipment or (ii) requires multiple Subsequent Advances for such Contract Equipment.

               1934 Act: The Securities Exchange Act of 1934, as
               --------
          amended.

     12.  Time Periods.   Section 1.2 of the Loan Agreement is hereby
          ------------
deleted in its entirety and the following inserted therefor:



                    1.2 TIME PERIODS. In this Loan Agreement and the
               other Loan Instruments, in the computation of periods of time from a specified date to a later specified date, (i) the word "from" means "from and including,"
               (ii) the words "to" and "until" each mean "to, but excluding" and (iii) the words "through," "end of" and "expiration" each mean "through and including." Unless otherwise specified, all references in this Loan Agreement and the other Loan Instruments to a (i) "month" shall be deemed to refer to a calendar month,
               (ii) "quarter" shall be deemed to refer to the period from (A) the first day of such Person's fiscal year through the end of the third month of such Person's fiscal year, (B) the first day of the fourth month of such Person's fiscal year through the last day of the sixth month of such Person's fiscal year, (C) the first day of the seventh month of such Person's fiscal year through the last day of the ninth month of such Person's fiscal year, or (D) the first day of the tenth month of such Person's fiscal year through the last day of such Person's fiscal year, and (iii) "year" shall be deemed to refer to a period from the first day of such Person's fiscal year through the last day of such Person's fiscal year.

          13.  Loan. Section 2.1 of the Loan Agreement is hereby
               ----
deleted in its entirety and the following inserted therefor:

               2.1 LOAN. The Loan shall consist of a term loan in an
                   ----
               amount not to exceed $3,616,327.63.

          14.  Remaining Portion - Subsequent Advances.  (a)  Section
               ---------------------------------------
2.2.2(a) of the Loan Agreement is hereby deleted in its entirety and the following inserted therefor:

                    (A) PURPOSES. The proceeds of the Remaining
                        --------
               Portion shall be utilized to acquire Contract Equipment in connection with the IT Contract and any Advance
               Contract approved by Lender.

(b) Section 2.2(b)(i), (ii), (iii) and (iv) of the Loan Agreement are hereby deleted in their entirety and the following inserted therefor:

                         (I) NO DEFAULT. No Event of Default or
                             ----------
               Incipient Default shall exist or be created as a result of the making of any such Subsequent Advance.

                    (II) REQUEST FOR ADVANCE; INFORMATION. Not less
                         --------------------------------
               than 7 days prior to each anticipated Subsequent Advance, Borrower shall deliver to Lender a written request for a Subsequent Advance, which shall be accompanied by such documents as Lender may request and evidence satisfactory to Lender that (A) the aggregate amount of all Subsequent Advances (including the then requested Subsequent Advance) do not exceed, in the aggregate, $850,000, (B) Borrower has paid, or will contemporaneously with the first Subsequent Advance for each item of Contract Equipment will pay, the difference between the contract price for the Contract Equipment and the Base Price, (C) the amount of the requested Subsequent Advance to acquire the Contract Equipment (together with any prior Subsequent Advances used to acquire such Contract Equipment) does not exceed, in the aggregate, 80% of the Base Price of such Contract Equipment, (D) title to all Contract Equipment (except the Specially Manufactured Equipment) purchased previously with Subsequent Advances is owned by Borrower, the purchase price for all Contract Equipment (except the Specially Manufactured Equipment) purchased previously with Subsequent Advances has been fully paid, and all Contract Equipment (except the Specially Manufactured Equipment) purchased previously with Subsequent Advances is in the possession of Borrower,
               (E) with respect to Specially Manufactured Equipment,
               (1) the Specially Manufactured Equipment is
               identifiable collateral, (2) title to the Specially Manufactured Equipment has been transferred to Borrower, subject only to the vendor's purchase money security interest for the remainder of the contract price, (3) the vendor's secured lender(s) and the landlord(s) of the premises where the Specially Manufactured Equipment is manufactured, assembled or stored have waived any lien rights with respect to the Specially Manufactured Equipment, and (4) the vendor has agreed to deliver the Specially Manufactured Equipment to a location designated by Lender upon receipt of a notice of default and payment of the remainder of the contract price for the Specially Manufactured Equipment, and (F) none of the Contract Equipment is goods covered by a certificate of title or goods which are not covered by a certificate of title but are mobile and are of a type normally used in more than one jurisdiction, such as motor vehicles, trailers, rolling stock, airplanes, shipping containers, road building and construction machinery and commercial harvesting machinery and the like. Notwithstanding anything to the contrary in clause (D)
                                                           ----------
               above, Borrower may, at any time, have requested and/or received Subsequent Advances of up to $150,000 for Contract Equipment (including Specially Manufactured Equipment designated by Borrower in writing) which is not yet titled to, and/or not yet in the possession of, the Borrower and, provided further, Contract Equipment titled to, and in the possession of, the Borrower, but not yet paid for in full shall be considered perfected if the only condition to perfection is payment of the Base Price (which, at Lender's discretion, may be paid directly to the vendor).

                    (III) AVAILABILITY; FREQUENCY. No Subsequent
                          -----------------------
               Advance shall be made after December 31, 1996. Each such Subsequent Advance shall be in an amount not less than $100,000.

                    (IV) SATISFACTION OF LENDER. Before any Subsequent
                         ----------------------
               Advance is made there shall be delivered to Lender, and
               Lender must be satisfied with (A) an analysis which demonstrates that of each of the Advance Contracts can be performed profitably by Borrower, (B) the
               performance record, including payment history, safety
               and delivery of services, of all parties to the Advance Contracts and (C) the anticipated warranty terms provided by each manufacturer of any portion of the
               Contract Equipment. Lender waives satisfaction of
               Clause (B) with respect to the IT Contract.
               ----------
and (c) Sections 2.2(c) and 2.2(d) of the Loan Agreement are hereby deleted in their entirety.

          15.  Payment of Principal and Interest.  Section 2.5 of the Loan
               ---------------------------------
Agreement is hereby deleted in its entirety and the following inserted therefor:

                    2.5 PAYMENTS OF PRINCIPAL AND INTEREST. The
                        ----------------------------------
               principal and interest of the Loan shall be repaid in
               one (1) interest only installment on March 1, 1996 and 59 successive monthly installments of principal and interest, commencing on the first business day of April
               1996. The first 58 of such installments shall be in an amount equal to (a) interest in arrears calculated at the Interest Rate or the Default Interest Rate, as applicable, and (b) a principal component in an amount equal to the sum of the following: (i) the principal portion of a seven-year level mortgage amortization schedule, calculated upon the Interest Rate which is in effect on February 1, 1996 and the principal balance of the Loan which is outstanding on February 2, 1996
               (after application of invoice due February 1, 1996) plus (ii) with respect to each Subsequent Advance, the principal portion of a seven-year level mortgage amortization schedule, calculated upon the Interest
               Rate which is in effect on the applicable Subsequent
               Advance Date and the amount of such Subsequent Advance.
               All remaining principal, including the principal amount of all Subsequent Advances, and any accrued interest and other sums which are due and owing pursuant to the Loan Instruments, shall be paid in full on the first business day of February 2001.

     16.  Subsequent Advance Fee.   Section 2.8.1(b) of the Loan
          ----------------------
Agreement is hereby deleted in its entirety.

     17.  Maintenance Fee. Section 2.8.2 of the Loan Agreement is hereby deleted
          ---------------
in its entirety and the following inserted therefor:

               2.8.2     MAINTENANCE FEE. On or before December 31,
                         ---------------
          1993, December 31, 1994 and December 31, 1995, Borrower shall pay to Lender an annual maintenance fee of $35,000. On or before December 31, 1996 and on or before December 31 of each year (or partial year) thereafter during which the Loan is outstanding (or upon payment or prepayment of the Loan in full), Borrower shall pay to Lender an annual maintenance fee (the "Maintenance Fee") equal to $100,000. Such Maintenance Fee shall be deemed to be earned on January 1 of each calendar year, whether or not the Loan is paid in full prior to December 31 of such calendar year and is not subject to proration in the event of payment or prepayment of the Loan in full, whether by payment of the Loan at maturity, by optional prepayment or by acceleration after an Event of default. Lender acknowledges receipt of the Maintenance Fee for calendar years 1993, 1994 and 1995. Notwithstanding the foregoing, if the Loan is timely paid at maturity, the Maintenance Fee for the last year of the scheduled term of the Loan shall be prorated based upon the actual number of days the Loan is outstanding in such year and a 360 day year.

     18.  Profit Participation Fee.    Section 2.8.3 of the Loan Agreement is
          ------------------------
hereby deleted in its entirety and the following inserted therefor:

               2.8.3 PROFIT PARTICIPATION FEE. As an additional
                     ------------------------
          inducement to Lender to make the Loan, Borrower agrees to pay to Lender a profit participation fee (the "Profit Participation Fee") of $500,000, which shall be deemed to be fully earned upon the effectiveness of the Sixth Amendment to Loan Instruments dated March 15, 1996 (the "Sixth Amendment") and which shall be payable upon the earlier of full prepayment of the Loan, whether by optional prepayment or acceleration after an Event of default, or the following dates:

          Date                           Amount
         ============================================================

          September 30, 1996             $100,000
         ------------------------------------------------------------
          October 31, 1996               $100,000
         ------------------------------------------------------------
          November 30, 1996              $100,000
         ------------------------------------------------------------
          December 15, 1996              $200,000
         ============================================================

               Borrower or Holdings shall provide Lender with a copy of any private placement memorandum for the Private Placement, documents evidencing or describing the Public Company Merger given to shareholders or prospective investors or any final prospectus in connection with any equity offering by Public Company as soon as available. Upon the written request of Lender, Borrower and Holdings shall use reasonable good faith efforts to permit Lender to convert all or any portion of the Profit Participation Fee for stock, options and/or warrants in Holdings or the Public Company, as the case may be, for the same price and on the same terms and conditions as such stock, options and/or warrants are being offered to other prospective investors or stockholders at the time of the Private Placement and/or equity offering, as the case may be, provided that the aggregate amount of stock, options and/or warrants purchased by Lender shall be less than ten percent (10%) of the issued and outstanding stock of Holdings or Public Company (but excluding any stock issued for unexercised options or warrants), and, provided further, that the minimum conversion amount for any offering shall be $100,000 and any conversion amount in excess thereof shall be in increments of $25,000. The cost of the stock, options and/or warrants acquired by Lender in such conversion(s) shall be applied against the Profit Participation Fee in the inverse order of payment of the Profit Participation Fee.

     19.  Fees. Section 2.8 of the Loan Agreement is hereby amended to add the
          ----
following:

               2.8.4 RESTRUCTURE FEE. As an additional inducement to
                     ---------------
          Lender to enter into the Sixth Amendment and in consideration of the modifications and agreements of Lender contained therein, Borrower agrees to pay to Lender the Restructure Fee, which shall be deemed to be fully earned upon the effectiveness of the Sixth Amendment and which shall be payable upon the earlier of full prepayment of the Loan, whether by optional prepayment or acceleration after an Event of default, or the following dates:

         ============================================================
           Date                              Amount
         ------------------------------------------------------------
          Upon the effectiveness of the      $100,000
          Sixth Amendment
         ------------------------------------------------------------
          May 31, 1996                       $100,000
         ------------------------------------------------------------
          July 31, 1996                      $100,000
         ============================================================

               2.8.5 APPLICATION OF CASH TO PROFIT PARTICIPATION FEE
                     -----------------------------------------------
          AND RESTRUCTURE FEE. Except as otherwise provided in the
          -------------------
          last sentence of this Section 2.8.5, in the event that Public Company, Borrower or Holdings receives any cash from any source, including, without limitation, sale of stock, debentures, options or warrants, sale of assets, and loans, within seven (7) days thereafter, Borrower shall pay to Lender an amount equal to twenty percent (20%) multiplied by the amount of cash received by Public Company, Borrower and/or Holdings to be applied toward the scheduled payments of the Profit Participation Fee and the Restructure Fee in the inverse order of maturity, but in no event more than the then remaining balance of the Profit Participation Fee and Restructure Fee. Notwithstanding anything to the contrary contained above, cash from operations, Permitted Payments, conversion of existing debt to equity and refinancings of existing debt to the extent of such existing debt are specifically excluded from the Borrower's payment obligation above.

               2.8.6 TERMINATION FEE. In consideration of the making
                     ---------------
          of the Loan by Lender to Borrower, Borrower agrees that upon any partial or full prepayment of the Loan, whether by optional prepayment or acceleration after an Event of Default, in addition to the principal prepayment, all accrued and unpaid interest on such prepayment, and upon a full prepayment, the Maintenance Fee for the current calendar year and all prior calendar years during the term of the Loan, the Restructure Fee and the Profit Participation Fee, Borrower shall pay to Lender a termination fee (the "Termination Fee") equal to three percent (3%) of the principal amount prepaid if such prepayment occurs on or prior to January 1, 1998, and two percent (2%) of the principal amount prepaid if such prepayment occurs after January 1, 1998.

     20.  Excess Cash Flow Payments. Section 2.9.2(a) of the Loan Agreement is
          -------------------------
hereby deleted in its entirety and the following inserted therefor:

               (a) EXCESS CASH FLOW PAYMENTS. Until the Loan is paid
                   -------------------------
          in full, for the years ending November 30, 1993 and

          November 30, 1994, Borrower shall pay to Lender 50% of the Excess Cash Flow for such years, and until the Loan is paid in full, for each year commencing with the year ending September 30, 1995, Borrower shall pay to Lender 25% of the Excess Cash Flow for such year, provided in each case Lender has delivered a notice to Borrower prior to the expiration of 30 days after the later to occur of the date (i) upon which Borrower is required to deliver to Lender the Basic Financial Statements for such year pursuant to subsection
          6.3.3 or (ii) of actual receipt of the Basic Financial Statements for such year pursuant to subsection 6.3.3. Any such payment received pursuant to the provisions of this subparagraph (a) shall be applied to Borrower's Obligations as described in subparagraph (c) of this subsection 2.9.2. Lender acknowledges receipt of the Excess Cash Flow payment for the year ending November 30, 1993. Borrower acknowledges timely and proper delivery and receipt of the notice demanding payment of the Excess Cash Flow for the year ending November 30, 1994. Lender and Borrower agree that the amount of the Excess Cash Flow for the year ending November 30, 1994 is $119,735. Lender and Borrower agree that the Excess Cash Flow payment for the year ending November 30, 1994 and, if exercised, the Excess Cash Flow payment for the year ending September 30, 1995, shall not be due and payable until March 31, 1997. Borrower's obligation to pay the Excess Cash Flow payments required in this Section 2.9.2 shall terminate and be of no further force or effect (i) for the years ending November 30, 1994, September 30, 1995 (based upon the 10-month Basic Financial Statements for the period ending September 30, 1995) and September 30, 1996, if, on or prior to March 31, 1997, and (ii) for all years ending on September 30, 1997 or later, if on or before September 30 of such year, (a) Borrower delivers to Lender a current appraisal of the Collateral prepared by an Appraiser satisfactory to Lender and otherwise in form and substance satisfactory to Lender with an Orderly Liquidation Value of the Collateral equal to or exceeding eighty percent (80%) of the then outstanding principal balance of the Loan plus any Subsequent Advances which Lender is committed to advance, but has not yet disbursed (the "OLV Appraisal") and (b) at the time of delivery of the appraisal, no monetary Event of Default has occurred and is continuing. Any such appraisal shall be deemed "current" for up to six (6) months after the effective date of the appraisal. Excess cash flow payments required to be paid by Lender shall not be subject to the Termination Fee in Section 2.8.6 above and not be included in calculating the debt service payments to Lender in connection with subsequent Excess Cash Flow payment calculations.

     21.  Involuntary Prepayment. Section 2.9.3 of the Loan Agreement is hereby
          ----------------------
deleted in its entirety and the following inserted therefor:

               2.9.3 INVOLUNTARY PREPAYMENT. Notwithstanding anything
                     ----------------------
          to the contrary contained herein, it is the intent of the parties to this Agreement, that the Profit Participation Fee, the Restructure Fee, the Maintenance Fee for the current calendar year and all prior calendar years during the term of the Loan, and the Termination Fee, shall be payable upon any involuntary prepayment of the Loan, including, without limitation, any involuntary prepayment due to an acceleration of the Loan by Lender upon the occurrence of an Event of Default, except for Excess Cash Flow payments required by Lender.

     22.  Note and Security. Article III of the Loan Agreement is hereby amended
          -----------------
to add the following:

               3.3 K. ELNAGGAR GUARANTEE. Borrower's Obligations shall
                   ---------------------
          be secured by the K. Elnaggar Guarantee. The K. Elnaggar Guarantee shall be terminated and of no further force or effect upon the occurrence or non-occurrence of all of the following: (a) Lender's receipt of aggregate payments of $500,000 of the Profit Participation Fee and/or the Restructure Fee in good funds, (b) all scheduled principal and interest payments to the date of Lender's receipt of the last payment required under clause (a) above have been made,
                                      ----------
          (c)(i) there is no then currently effective written notice of an Event of Default, or then currently effective written notice of an Incipient Default, on the date of Lender's receipt of the last payment required under clause (a) above,
                                                     ----------
          or (ii) if there is a then currently effective written notice of an Event of Default, or a then currently effective written notice of an Incipient Default, on the date of Lender's receipt of the last payment required under clause
                                                              ------
          (a) above, if Lender does not accelerate the Indebtedness
          ---
          within 30 days thereafter, and (d) the Shareholder Indebtedness has, or will concurrently be, converted into equity of Borrower, Holdings or Public Company. Upon the written request of Borrower or K. Elnaggar, Lender shall confirm in writing whether or not the K. Elnaggar Guarantee has been terminated.

               3.4 PUBLIC COMPANY GUARANTY. In the event that the
                   -----------------------
          Public Company Merger (as defined herein) is consummated, Public Company shall execute and deliver to Lender the Public Company Guaranty (as defined herein). If, prior to the execution and delivery of the Public Company Guaranty or at any time thereafter, Borrower delivers to Lender the OLV Appraisal and at the time of delivery of the OLV Appraisal, no monetary Event of

          Default has occurred and is continuing, the obligation of Public Company to provide the Public Company Guaranty shall terminate or, if the Public Company Guaranty has been delivered to Lender, the Public Company Guaranty shall be terminated and of no further force or effect.

     23.  Restrictions. Section 5.3.2 of the Loan Agreement is hereby deleted in
          ------------
its entirety and the following inserted therefor:

               5.3.2 RESTRICTIONS. (i) Except for the Holdings Pledge
                     -------------
          Agreement and normal and customary restrictions on "change of control" in credit facilities, Borrower is not a party to, and has no knowledge of, any agreement restricting the transfer of any shares of Borrower Capital Stock, and (ii) except as described in EXHIBIT 5.3.1, has no outstanding stock or securities convertible into or exchangeable or exercisable for any shares of Borrower Capital Stock or other equity interests in Borrower, or any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any of the shares of the Borrower Capital Stock or any securities convertible into or exchangeable or exercisable for any shares of the Borrower Capital Stock or other equity interests of Borrower. Borrower is not required to file, and Borrower has not filed, pursuant to Section 12 of the Act, a registration statement relating to any class of debt or equity securities.

     24.  Facility Sites. Section 5.5.3 of the Loan Agreement is hereby deleted
          --------------
in its entirety and the following inserted therefor:

               5.5.3 FACILITY SITES. There is set forth in EXHIBIT
                     --------------
          5.5.3 the locations of all inventory, equipment, goods and principal places of business presently used in the operation of Borrower's Business which provide revenues to Borrower in excess of $25,000. None of such locations shall be changed without the prior written consent of Lender and no portion of the Collateral having value in excess of $25,000 shall be removed to any state other than the states of Texas, Louisiana, New York, Mississippi and South Carolina unless, within 30 days after the removal thereof, Borrower delivers to Lender written notice of such removal, which notice shall
          (i) describe the Collateral which has been so removed and
          (ii) set forth the address to which such Collateral shall be removed.

     25.  Monthly Statements. Section 6.3.1 of the Loan Agreement is hereby
          ------------------
deleted in its entirety and the following inserted therefor:

               6.3.1 MONTHLY STATEMENTS. As soon as available and in
                     ------------------
          any event within 30 days after the end of each month a (i) copy of Borrower's (A) balance sheet as of the end of such month and (B) statements of operations, Operating Cash Flow, and Excess Cash Flow for such month and for the period from the beginning of the current year through the end of such month setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding year, and (ii) report on the aggregate revenues and gross margins achieved by Borrower on each contract pursuant to which Borrower is to provide services consisting primarily of either environmental engineering or waste remediation, all in reasonable detail, containing such information as Lender may require, and certified as complete and correct (subject to normal year-end adjustments) by the President or Chief Financial Officer.

     26.  Holdings Financial Statements. Section 6.3 of the Loan Agreement is
          -----------------------------
hereby amended to add the following:

               6.3.13 HOLDINGS FINANCIAL STATEMENTS.
                      -----------------------------
               (a) As soon as available and in any event within 45 days after the end of each quarter, a copy of the consolidated and consolidating (a) balance sheet of Holdings as of the end of such quarter and (b) statements of income and operations, cash flow and shareholders' equity (collectively, the "Holdings Financial Statements"), setting forth in each case in comparative form the corresponding figures for the preceding quarter, if any, all in reasonable detail. Each of the Holdings Financial Statements shall be
          (x) prepared by Holdings and (y) accompanied by a certificate from the President or Chief Financial Officer of Holdings certifying that such Holdings Financial Statements were prepared in accordance with GAAP, fairly present the financial position of Holdings as of the dates indicated therein and the results of operations of Holdings for the periods indicated therein, and there is no Event of Default or Incipient Default that has occurred and is continuing as of the date of such certification, or if an Event of Default or Incipient Default has occurred and is continuing, specifying such Event of Default or Incipient Default and the proposed action to remedy same.

               (b) As soon as available and in any event within 120 days after the close of each year, a copy of the Holdings Financial Statements, setting forth in each case in comparative form the corresponding figures for the preceding year, if any, all in reasonable detail. Each of the annual Holdings Financial

          Statements shall be (x) prepared by Holdings, (y) accompanied by a certificate from the President or Chief Financial Officer of Holdings certifying that such Holdings Financial Statements were prepared in accordance with GAAP, fairly present the financial position of Holdings as of the dates indicated therein and the results of operations of Holdings for the periods indicated therein, and there is no Event of Default or Incipient Default that has occurred and is continuing as of the date of such certification, or if an Event of Default or Incipient Default has occurred and is continuing, specifying such Event of Default or Incipient Default and the proposed action to remedy same.

               6.3.14 PUBLIC COMPANY FINANCIAL STATEMENTS.
                      -----------------------------------

               (a) In the event that the Public Company Merger (as defined herein) is consummated and for so long as the Public Company Guaranty (as defined herein) is in effect, within 5 days after filing with the Securities Exchange Commission, but in no event later than 30 days after the due date for filing with the Securities Exchange Commission, as such due date may be extended, cause Public Company to provide to Lender copies of all 10-Q, 10-K and 8-K Reports filed or required to be filed with the Securities Exchange Commission. The annual financial statements of Public Company (the "Public Company Financial Statements") shall be accompanied by an opinion of the Accountants, which shall be
          (I) unqualified as to going concern and scope of the audit and (II) state that (1) the examination by the Accountants in connection with the annual Public Company Financial Statements has been made in accordance with generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other procedures as were considered necessary under the circumstances, (2) such Public Company Financial Statements fairly present the financial position and results of operation of Public Company and (3) such Public Company Financial Statements have been prepared in accordance with GAAP and that such GAAP in accordance with which such Public Company Financial Statements were prepared are consistent with those applied in prior periods.

     27.  Insurance. Section 6.6 of the Loan Agreement is hereby amended to add
          ---------
the following:

          As soon as practicable, but in no event later than thirty
          (30) days after the effectiveness of the Sixth Amendment, Borrower shall deliver to Lender evidence of Key Man Life Insurance for Harry C. Conger in the amount of $2,000,000 naming Borrower as beneficiary, together with the applicable Assignment of Key Man Life Insurance. Upon acceptance by Lender of the Key Man Life Insurance for Harry C. Conger, together with the applicable Assignment of Key Man Life Insurance, Borrower may terminate the Key Man Life Insurance for Elnaggar and/or Reed.

     28.  Borrowings. Section 7.1 of the Loan Agreement is hereby deleted in its
          ----------
entirety and the following inserted therefor:

               7.1  BORROWING. Create, incur, assume or suffer to
                    ---------
          exist any liability for Indebtedness for Borrowed Money except (i) Borrower's Obligations, (ii) the Working Capital Debt, (iii) the Subordinated Debt and (iv) the Ally Obligations; provided, however, the portion of the Subordinated Debt constituting New Subordinated Indebtedness shall not exceed $750,000 at any time, and prior to Borrower incurring New Subordinated Indebtedness, the lender of the New Subordinated Indebtedness shall execute and deliver to Lender a subordination agreement in a form acceptable to Lender, which subordination agreement shall only permit scheduled principal and/or interest payments to the lender on the last day of any month provided that no monetary Event of Default has occurred and is continuing and, after giving effect to such principal and/or interest payment, Borrower would be in compliance with all financial covenants in this Loan Agreement. The Shareholder Indebtedness shall be converted to equity in Borrower, Holdings or the Public Company as a condition precedent to Lender's release of the
          K. Elnaggar Guaranty.

     29.  Merger and Acquisition. Section 7.3 of the Loan Agreement is hereby
          ----------------------
deleted in its entirety and the following inserted therefor:

               7.3  Merger and Acquisition. Consolidate with or merge
                    ----------------------
     with or into any Person or acquire directly or indirectly all of the capital stock, equity interests or Property of any Person, except for the merger of 3E Corporation of Louisiana with and into Borrower with Borrower being the surviving corporation or the acquisition of all or substantially all of the assets of 3E Corporation of Louisiana by Borrower subject to an asset purchase agreement satisfactory to Lender.

     30.  Dividends and Purchase of Stock. Section 7.5 of the Loan Agreement is
          -------------------------------
hereby deleted in its entirety and the following inserted therefor:


               7.5    Dividends and Purchase of Stock. Declare or pay
                      -------------------------------
      any dividends with respect to the Borrower Capital Stock or apply any of its Property to the purchase, redemption or other retirement of, or set apart any sum for the payment of, or make any distribution by reduction of capital or otherwise in respect of, any of the shares of the Borrower Capital Stock; provided, however, Borrower may pay dividends or make distributions in respect of the shares of the Borrower Capital Stock or otherwise transfer cash or other assets or property to Holdings during Borrower's fiscal year 1996 only (collectively, "Permitted Payments"), regardless of the form of such Permitted Payments, if ALL of the following conditions are satisfied: (a) the aggregate amount of such Permitted Payments shall not exceed $200,000, (d) Permitted Payments may not be made more frequently than once per month and shall be made effective as of the last day of such month, (e) Permitted Payments shall not exceed in any one month $50,000, (f) no Event of Default shall have occurred and be continuing pursuant to Section 8.1.1 hereof with respect to scheduled principal and interest payments, the Profit Participation Fee or the Restructure Fee only.

     31.  Investments, Loans, etc. Section 7.7 of the Loan Agreement is hereby
          -----------------------
amended to add the following:

               7.7.4  PERMITTED PAYMENTS TO HOLDINGS. Permitted
                      ------------------------------
          Payments satisfying all of the terms and conditions in
          Section 7.5.

               32.  Fundamental Business Changes. Section 7.8 of the Loan
                    ----------------------------
Agreement is hereby deleted in its entirety and the following inserted therefor:


               7.8  FUNDAMENTAL BUSINESS CHANGES. (a) Engage in any
                    ----------------------------
          business other than Borrower's Business or change Borrower's fiscal year, except, upon written notice to Lender, (i) Borrower may change its fiscal year-end from November 30 to September 30, (ii) subject to subsection 7.8(b) below, Borrower may acquire the property commonly known as 822 Neosho Avenue, Baton Rouge, Louisiana (the "Headquarters Property") "subject to" or assume the obligations and liabilities of the mortgagor(s) under a first lien to a Person who is not an Affiliate in an amount not to exceed $436,500 encumbering the Headquarters Property and under the second mortgage in favor of Kathleen J. Elnaggar encumbering the Headquarters Property (the "Second Mortgage"), and (iii) Borrower may engage in the development and utilization of bioremediation techniques for treating organic and inorganic wastes, provided that within 60 days after the consummation of the Public Company Merger, Borrower shall assign, and Public Company, or a subsidiary of Public Company other than Borrower, shall assume, all right, title, interest, obligations and liabilities of Borrower, and NBL Technologies, Inc. ("NBL") and Jan Berkowitz shall release Borrower from such obligations and liabilities, under that certain Facilities, Technology and Production Lease dated July 1, 1995 between NBL and Borrower, and the Employment Agreement dated July 1, 1995 between Borrower and Jan Berkowitz

               (b) As conditions precedent to Borrower's acquisition of the Headquarters Property, Borrower shall, or shall cause Kathleen J. Elnaggar to, deliver to Lender the following:

                    (i)   A Standstill Agreement executed by
               Kathleen J. Elnaggar with respect to the Second Mortgage, in form and substance satisfactory to Lender.

                    (ii)  A mortgage in favor of Lender
               encumbering the Headquarters Property
               executed and acknowledged by Borrower, in form and substance satisfactory to Lender, together with evidence in the form of title insurance or an attorneys' abstract and opinion as to the validity and priority of the mortgage, subject only to monetary liens for current taxes and governmental assessments, a first lien to a Person who is not an Affiliate in an amount not to exceed $436,500 and the Second Mortgage in an amount not to exceed $450,000.

                    (iii) A copy of the promissory note
               secured by the Second Mortgage and the Second Mortgage, certified as a true, complete and correct copy of the original documents by Kathleen J. Elnaggar and Borrower.

                    (iii) A copy of the promissory note
               secured by the first lien mortgage and the first lien mortgage, certified as a true, complete and correct copy of the original documents by Kathleen J. Elnaggar and Borrower.

                    (iv)  A current (no earlier than six
               months prior to the conveyance date) phase 1 environmental site assessment prepared by Borrower's environmental consultant in accordance with the Standard Practice for Environmental Site Assessments: Phase 1 Environmental Site Assessment Process (Designation: E 1527 - 93), as approved by the American Society for Testing and Materials on March 15, 1993, with respect to the Headquarters Property, concluding that the assessment has revealed no evidence of recognized environmental conditions in connection with the Headquarters Property or otherwise satisfactory to Lender.

     33.  Capital Expenditures. Section 7.14 of the Loan Agreement is hereby
          --------------------
deleted in its entirety and the following inserted therefor:

               7.14 CAPITAL EXPENDITURES. Make or incur obligations
                    --------------------
          for Capital Expenditures during any year, including, without limitation, expenditures with respect to Permitted Senior Indebtedness, of the aggregate amount thereof, individually or in the aggregate, would exceed $350,000 in any such year (including the portion of the cost of any Contract Equipment not paid from Subsequent Advance Expenditures), except that during the period from the Closing Date through December 31, 1996, the limitation set forth in this Section 7.15 shall be in addition to any Subsequent Advance Expenditures. Notwithstanding anything to the contrary contained herein, during the period from the effectiveness of the Sixth Amendment until the one year anniversary of the effectiveness of the Sixth Amendment, Borrower may make or incur obligations for Capital Expenditures (which are fully paid within such one year period) in an amount equal to the amount of Subordinated Debt actually incurred after the effectiveness of the Sixth Amendment (excluding Subordinated Debt incurred to refinance existing Subordinated Debt and any portion of the New Subordinated Debt paid to Lender pursuant to Section 2.8.5), provided that the holder of such
                      -------------
          Subordinated Debt executes and delivers a subordination agreement in form and substance satisfactory to Lender and which includes a subordination of any purchase money security interest in the Collateral. The Shareholder Indebtedness may not be refinanced.

     34.  Transactions with Affiliates. Section 7.15 of the Loan Agreement is
          ----------------------------
hereby deleted in its entirety and the following inserted therefor:

          7.15 TRANSACTIONS WITH AFFILIATES. Unless Lender has a
               ----------------------------
          currently effective Public Company Guaranty, sell, lease, assign, transfer or otherwise dispose of any Property to any Affiliate of Borrower, any Principal or any Shareholder, lease Property, render or receive services or purchase assets from any such Affiliate, Principal or Shareholder or otherwise enter into any contractual relationship with any Affiliate of Borrower, any Principal or any Shareholder, except Borrower may consummate the transactions specifically contemplated by this Agreement and the Sixth Amendment and otherwise lease Property, render or receive services or purchase assets from any such Affiliate, Principal or Shareholder provided each such transaction is on terms and conditions no less favorable to Borrower than those terms and conditions which would have been obtained in an arm's length transaction consummated with a Person who is not an Affiliate, Principal or Shareholder. Any payments or other remuneration in any form made by Borrower to or for the benefit of Holdings during Borrower's fiscal year 1996 and on or after the date of the Sixth Amendment shall be a Permitted Payment and shall be subject to the terms and conditions in Section 7.5. Notwithstanding anything to the contrary contained herein, Borrower may only pay to Kathleen
          J. Elnaggar the first two (2) installment payments, in the aggregate amount not to exceed $50,000, under the promissory note or other evidence of indebtedness of Borrower to Kathleen J. Elnaggar secured by the Headquarters Property. Nothing in this Section is intended to modify the existing obligations of Borrower under the lease of the Headquarters Property.

     35.  Minimum Operating Cash Flow. Section 7.18 of the Loan Agreement is
          ---------------------------
hereby deleted in its entirety and the following inserted therefor:

               7.18 MINIMUM OPERATING CASH FLOW. Permit Operating Cash
                    ---------------------------
          Flow for the Four Quarter Period ending on the last day of each fiscal quarter of Borrower beginning with the fiscal quarter ending June 30, 1996 to be less than the product of
          (A) the Senior Debt Service for the applicable Four Quarter Period multiplied by (B) 1.1 for the Four Quarter Period ending June 30, 1996; 1.25 for the Four Quarter Period ending September 30, 1996; and 1.4 for the Four Quarter Period ending December 31, 1996 and for each Four Quarter Period thereafter.

     36.  Accounts Receivable Turnover. Section 7.20 of the Loan Agreement is
          ----------------------------
hereby deleted in its entirety and the following inserted therefor:

               7.20 ACCOUNTS RECEIVABLE TURNOVER. Permit the Accounts
                    ----------------------------
          Receivable Turnover (excluding Accounts Receivable arising from the IT Contract) for the Four Quarter Periods ending on the last day of each of the first 3 fiscal quarters of Borrower's fiscal year to be greater than 45 days, permit the Accounts Receivable Turnover for the Accounts Receivable arising from the IT Contract only for the Four Quarter Periods ending on the last day of each of the first 3 fiscal quarters of Borrower's fiscal year to be greater than 60 days, or permit the Accounts Receivable

          Turnover for the Four Quarter Period ending on the last day of Borrower's fiscal year to be greater than 60 days
          (including Accounts Receivable arising from the IT
          Contract).

     37.  Total Debt Service.  Section 7.22 of the Loan Agreement is hereby
          ------------------
deleted in its entirety and the following inserted therefor:

               7.22  TOTAL DEBT SERVICE. Permit Operating Cash Flow for the Four
                     ------------------
          Quarter Period ending on the last day of each fiscal quarter of Borrower beginning with the fiscal quarter ending June
          30, 1996 to be less than the product of (A) Total Debt
          Service the for applicable Four Quarter Period, multiplied by (B) 1.0 for the Four Quarter Period ending June 30, 1996;
          1.1 for the Four Quarter Period ending September 30, 1996;
          and 1.15 for the Four Quarter Period ending December 31,
          1996 and for each Four Quarter Period thereafter.

     38.  Availability - Working Capital Loan. Section 7.23 of the Loan
          -----------------------------------
Agreement is hereby deleted in its entirety and the following inserted therefor:

               7.23  WORKING CAPITAL LOAN. At any time, permit total
                     --------------------
          Working Capital Debt to exceed 90% of Eligible Accounts
          Receivable, without regard to the maximum amount of Working Capital Debt.

     39.  Limitations on Business Activities of Holdings.  Section 7 of the Loan
          ----------------------------------------------
Agreement is hereby amended to add the following:

               7.24  LIMITATIONS ON BUSINESS ACTIVITIES OF HOLDINGS.
                     ----------------------------------------------
               Permit Holdings to undertake, and Holdings shall not undertake, any business operations except those business operations necessary and normally associated with a holding company, and Holdings shall not consolidate with or merge with or into any Person, or acquire directly or indirectly all or substantially all of the capital stock, equity interests or Property of another Person, except Holdings may
          (a) consummate a private placement for a minimum of $500,000 pursuant to a private placement memorandum (the "Private Placement"), (b) consummate the transactions described in that certain letter of intent dated September 7, 1995 between Holdings and DK Industries, Inc., as amended by First Amendment to Letter of Intent dated October 5, 1995 and proposed amendment described in letter dated October 7, 1995 from Robert Wiegand to Jeffrey A. Bartholomew (the "Public Company Merger"), provided that DK Industries, Inc. or its successor executes and delivers to Lender a Continuing Guaranty substantially in the form attached hereto as EXHIBIT

          7.24 and incorporated herein by this reference (the "Public Company Guaranty"), (c) consummate the transactions described in that certain Option Agreement for Purchase of Stock dated September 25, 1995 between Jan Berkowitz and Holdings, (d) consummate the transactions described in that certain GDC/3E Acquisition Agreement dated August 21, 1995 between 3E Corporation of Louisiana and Holdings, (e) consummate the transactions described in that certain Agreement to Purchase and Sell dated October 16, 1995 between Kathleen J. Elnaggar and Holdings, (f) consummate the transactions described in that certain GDC Holdings Corporation Debt Acquisition Agreement dated October 8, 1995 among Kathleen J. Elnaggar, Borrower and Holdings, provided that Holdings immediately thereafter contributes the Subordinated Indebtedness to Borrower for cancellation, (g) obtain funds to make and make loans constituting New Subordinated Indebtedness to Borrower upon the terms and conditions contained in this Loan Agreement, and (h) guarantee obligations of Borrower (collectively, the "Permitted Holdings Transactions"). The Permitted Holdings Transactions are permitted by Lender on the express condition that such Permitted Holdings Transactions are consummated substantially in accordance with the terms, conditions and provisions described in the referenced agreements. Any material modification, amendment or waiver of the terms, conditions or provisions of any such agreement shall require the prior written consent of Lender.

     40.  Bankruptcy, etc..    Section 8.1.5 of the Loan Agreement is hereby
          ----------------
delated in its entirety and the following inserted therefor:

          8.1.5  BANKRUPTCY, ETC.
                 ----------------

                 (a) If Borrower or Holdings shall (i) file, or consent by answer or otherwise, to the filing against Borrower or Holdings of a petition for relief or reorganization or arrangement or any other petition in bankruptcy or insolvency under the laws of any jurisdiction,
          (ii) make an assignment for the benefit of creditors, (iii) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers for Borrower or Holdings, or for any substantial part of the Property owned by Borrower or Holdings, or (iv) be adjudicated insolvent.

                 (b)  If any Governmental Body of competent
          jurisdiction shall enter an order appointing, without consent of Borrower or Holdings, a custodian, receiver, trustee or other officer with similar powers with respect to Borrower or Holdings, or with respect to any substantial part of the Property belonging to

          Borrower or Holdings, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of Borrower or Holdings, or if any petition for any such relief shall be filed against Borrower or Holdings and such petition shall not be dismissed or stayed within 30 days.

     41.  Notices.   Section 11.1 of the Loan Agreement with respect to the
          -------
notices to Borrower is hereby deleted in its entirety and the following inserted therefor:

                     GDC Enviro-Solutions, Inc.
                     822 Neosho Avenue
                     Baton Rouge, Louisiana 70802
                     Attn: Mr. Harry C. Conger, CEO
                     Attn: Mr. Donald L. Murphy, Secretary
                     Telecopy No: (504) 383-2789

With a Copy To:      Martha S. Nachman, Esq.
                     Bearman, Talesnick & Clowdus, P.C.
                     1200 Seventeenth Street, Suite 2600
                     Denver, CO 80202-5826
                     Telecopy No: (303) 572-6511

     42.  Exhibits.  EXHIBITS 1.1(D), 1.1(E), 5.3.1, 5.5.3, 5.8.A AND 7.6 to the
          --------
Loan Agreement are hereby deleted in their entirety and replaced by EXHIBITS 1.1(D), 1.1(E) 5.3.1, 5.5.3, 5.8.A AND 7.6 attached hereto, which are incorporated in the Loan Agreement by this reference.

     43.  Modifications.  No amendment, modification, change, waiver, release or
          -------------
discharge hereof or hereunder shall be effective unless evidenced by an instrument in writing signed by the party against whom enforcement is sought.

     44.  Severability.  If any provision hereof is invalid or unenforceable,
          ------------
the other provisions hereof shall remain in full force and effect and shall be liberally construed in favor of Lender in order to effectuate the other provisions hereof.

     45.  Counterparts.  This Sixth Amendment may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original instrument and all of which combined shall constitute one and the same instrument.

     46.  Binding Nature.  The provisions of this Sixth Amendment shall be
          --------------
binding upon, and inure to the benefit of, the respective successors and assigns (including without limitation, any receiver, debtor in possession or trustee in bankruptcy) of Lender, Borrower and Kathleen J. Elnaggar.

     47.  Fraudulent Conveyance and Preference.  In the event there is a final,
          ------------------------------------
non-appealable action in any bankruptcy or insolvency proceeding ordering recovery, or compelling the return, of all or a portion of the Restructure Fee or the Profit Participation Fee, whether by fraudulent transfer, preference action or otherwise, the deferral and contingent waiver or the waiver of the Excess Cash Flow payments and the modification of the Profit Participation Fee provision in Section 2.8.3 of the Loan Agreement, shall, immediately and without notice or the taking of any other action, be null and void, and without effect, and to the extent necessary, all rights of Lender shall be restored and reinstated and may be immediately enforced and pursued as if the revisions to Sections 2.8.3 and 2.9.2(a) of the Agreement had not been made. Notwithstanding the foregoing, upon compliance with the provisions of Section 3.3 hereof, the release of the K. Elnaggar Guarantee shall be final and not subject to restoration or reinstatement.

     48.  APPLICABLE LAW.  THE OBLIGATIONS OF BORROWER AND KATHLEEN J. ELNAGGAR
          --------------
HEREUNDER, UNDER THE LOAN AGREEMENT, AS MODIFIED HEREBY, AND UNDER THE OTHER LOAN INSTRUMENTS, ARE TO BE PERFORMED IN, AND THIS SIXTH AMENDMENT IS, AND THE LOAN AGREEMENT AND OTHER LOAN INSTRUMENTS HAVE BEEN, EXECUTED, DELIVERED AND ACCEPTED IN, AND THIS SIXTH AMENDMENT, THE LOAN AGREEMENT, AS MODIFIED HEREBY, AND THE OTHER LOAN INSTRUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS AND DECISIONS OF, THE STATE OF ARIZONA (WITHOUT REGARD FOR ITS CONFLICTS OF LAW PRINCIPLES), AND BY EXECUTION HEREOF BORROWER AND KATHLEEN J. ELNAGGAR AND LENDER EACH AGREE THAT SUCH LAWS AND DECISIONS OF THE STATE OF ARIZONA SHALL GOVERN THIS SIXTH AMENDMENT, THE LOAN AGREEMENT, AS MODIFIED HEREBY, AND THE OTHER LOAN INSTRUMENTS, NOTWITHSTANDING THE FACT THAT THERE MAY BE OTHER JURISDICTIONS WHICH MAY BEAR A REASONABLE RELATIONSHIP TO THE TRANSACTIONS CONTEMPLATED HEREBY; PROVIDED, HOWEVER, THAT WITH RESPECT TO PROCEDURAL AND SUBSTANTIVE MATTERS RELATING ONLY TO THE CREATION, PERFECTION AND ENFORCEMENT BY LENDER OF ITS RIGHTS AND REMEDIES AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL LOCATED IN ANY STATE OTHER THAN ARIZONA, SUCH MATTERS SHALL BE GOVERNED BY THE LAWS OF THE STATE IN WHICH SUCH PROPERTY IS LOCATED.

     _____________     _______________   ___________    ____________
     initial           initial           initial        initial


     49.  JURISDICTION AND VENUE.  BORROWER AND KATHLEEN J. ELNAGGAR HEREBY
          ----------------------
AGREE THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY BORROWER OR KATHLEEN J. ELNAGGAR, OR ANY OF THEM, AND ARISING DIRECTLY OR INDIRECTLY OUT OF THE LOAN INSTRUMENTS SHALL BE LITIGATED IN THE SUPERIOR COURT OF ARIZONA, MARICOPA COUNTY DIVISION, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF

ARIZONA OR, IF LENDER INITIATES SUCH ACTION, IN ADDITION TO THE FOREGOING COURTS, ANY COURT IN WHICH LENDER SHALL INITIATE SUCH ACTION, TO THE EXTENT SUCH COURT HAS JURISDICTION. BORROWER AND KATHLEEN J. ELNAGGAR HEREBY EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY LENDER IN ANY OF SUCH COURTS, AND HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OF PAPERS ISSUED THEREIN, AND AGREE THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER OR KATHLEEN J. ELNAGGAR AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT TO BORROWER PURSUANT TO THE LOAN AGREEMENT. BORROWER AND KATHLEEN J. ELNAGGAR EACH WAIVE ANY CLAIM THAT PHOENIX, ARIZONA OR THE DISTRICT OF ARIZONA IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. SHOULD BORROWER OR KATHLEEN J. ELNAGGAR, OR ANY OF THEM, AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE MAILING THEREOF, SUCH BORROWER(S) SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY LENDER AGAINST SUCH BORROWER(S) AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE EXCLUSIVE CHOICE OF FORUM FOR BORROWER AND KATHLEEN J. ELNAGGAR SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT, BY LENDER, OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING, BY LENDER, OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND BORROWER AND KATHLEEN J. ELNAGGAR HEREBY WAIVE THE RIGHT TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

     ___________   ___________    ____________   ______________
     initial       initial        initial        initial

     50.  WAIVER OF RIGHT TO JURY TRIAL.  LENDER, BORROWER AND KATHLEEN J.
          -----------------------------
ELNAGGAR ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER ANY OF THE LOAN INSTRUMENTS OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED THEREBY WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND, THEREFORE, THE PARTIES AGREE THAT ANY LAWSUIT ARISING OUT OF ANY SUCH CONTROVERSY SHALL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

     _____________     ______________    ___________  ______________
     initial           initial           initial      initial

     51.  Amendment.  This Sixth Amendment and the other Loan Instruments
          ---------
executed prior or pursuant hereto constitute the entire agreement between the parties hereto with respect to the transactions contemplated hereby or thereby and supersede any prior agreements, whether written or oral, relating to the subject matter hereof. Except as specifically amended herein, the Loan Agreement shall remain in full force and effect. In the event of any conflict between the terms and provisions of this Sixth Amendment and the terms and provisions of the Loan Agreement, the terms and provisions of this Sixth Amendment shall govern and prevail. Nothing contained in this Sixth Amendment is intended to or shall be construed as relieving any person or entity, whether a party to this Sixth Amendment, or not, of any of such person's or entity's obligations to Lender.

     52.  All Loan Instruments.  Each of the other Loan Instruments is amended
          --------------------
so that any reference therein to a definition or agreement amended hereby shall be deemed to be a reference to such definition or agreement, as applicable, as amended hereby.


                          [THE REMAINDER OF THIS PAGE
                         IS LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, this Sixth Amendment is executed as of the date first above written.
                                    LENDER:

                                    FINOVA CAPITAL CORPORATION, a
                                    Delaware corporation

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                    BORROWER:

                                    GDC ENVIRO-SOLUTIONS, INC., a
                                    Louisiana corporation

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________


                                    ____________________________________________
                                    KATHLEEN J. ELNAGGAR, AS TRUSTEE FOR THE
                                    BENEFIT OF TAREK ELNAGGAR, SHARIF JOSEPH
                                    ELNAGGAR AND JEANNE-MARIE ELNAGGAR, CREATED
                                    BY THE LAST WILL AND TESTAMENT OF HAMEED
                                    AHMED ELNAGGAR DATED MARCH 20, 1988

                                    ____________________________________________
                                    KATHLEEN JORDAN ELNAGGAR,
                                    individually

                                    HOLDINGS:

                                    GDC HOLDINGS CORPORATION, a
                                    Louisiana corporation

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                      SIXTH AMENDMENT TO LOAN INSTRUMENTS

                     GDC ENVIRO-SOLUTIONS, INC., BORROWER
                      FINOVA CAPITAL CORPORATION, LENDER

                                EXHIBIT 1.1(D)

               GDC ENVIRO-SOLUTIONS, INC. - LIST OF SHAREHOLDERS

                GDC Holdings Corporation       3,814,160 shares

                      SIXTH AMENDMENT TO LOAN INSTRUMENTS

                     GDC ENVIRO-SOLUTIONS, INC., BORROWER
                      FINOVA CAPITAL CORPORATION, LENDER

                                EXHIBIT 1.1(E)

                    DESCRIPTION OF SHAREHOLDER INDEBTEDNESS


BEFORE GDC/HOLDINGS STOCK EXCHANGE:

Principal Amount*        Date                       Holder
----------------         ----                       ------
$    700             April 23, 1991        Kathleen Elnaggar, as Trustee
 676,825             June 19, 1991         Kathleen Elnaggar, as Trustee
  72,000             August 14, 1991       Kathleen Elnaggar, as Trustee
  21,000             November 14, 1991     Kathleen Elnaggar, as Trustee
 137,212             December 18, 1992     Kathleen Elnaggar, Individually
   8,000             September 16, 1991    Kathleen Elnaggar, As Trustee

--------
$915,737

*plus accrued interest


AFTER GDC/HOLDINGS STOCK EXCHANGE:

                                     NONE

                      SIXTH AMENDMENT TO LOAN INSTRUMENTS

                     GDC ENVIRO-SOLUTIONS, INC., BORROWER
                      FINOVA CAPITAL CORPORATION, LENDER

                                EXHIBIT  5.3.1

                   DESCRIPTION OF CAPITALIZATION OF BORROWER

        Authorized Shares - 5,000,000 shares no par value common stock

BEFORE GDC/HOLDINGS STOCK EXCHANGE:

     No. of Shares Issued      Holder
     --------------------      ------

          2,111,874            K. Elnaggar
            780,157            Elnaggar Trust
            527,969            Tarek Elnaggar
            394,160            Harry C. Conger
        -----------

     Total  3,814,160

     No. of Warrants Issued
     ----------------------

            200,000            B. Jim Porter
            100,000            James M. Hutchinson
        -----------

     Total  300,000

NOTE: IN CONNECTION WITH THE GDC/HOLDINGS STOCK EXCHANGE, THE SHAREHOLDER INDEBTEDNESS WILL BE CONVERTED TO 932,512 WARRANTS FOR THE BORROWER CAPITAL STOCK AND 574,488 SHARES OF THE BORROWER CAPITAL STOCK, WHICH WILL THEN BE CONVERTED TO WARRANTS AND/OR STOCK OF HOLDINGS.

AFTER GDC/HOLDINGS STOCK EXCHANGE:

     No. of Shares Issued           Holder
     --------------------           ------

          3,814,160                 GDC Holdings Corporation

     No. of Warrants Issued
     ----------------------

            None                        N/A

                      SIXTH AMENDMENT TO LOAN INSTRUMENTS

                     GDC ENVIRO-SOLUTIONS, INC., BORROWER
                      FINOVA CAPITAL CORPORATION, LENDER

                                EXHIBIT  5.5.3

        BORROWER'S CHIEF EXECUTIVE OFFICE AND OTHER PLACES OF BUSINESS
                             (EXCLUDING JOB SITES)

CHIEF EXECUTIVE OFFICE:

GDC Enviro-Solutions, Inc.
822 Neosho Avenue
Baton Rouge, Louisiana  70802

OTHER OFFICE:

Sales Office (Ronald Reed)
4418 Autumn Lane
Lewiston, New York  10492

STATES IN WHICH QUALIFIED TO DO BUSINESS:

Louisiana (state of incorporation)
Mississippi
New York
Texas
South Carolina

                      SIXTH AMENDMENT TO LOAN INSTRUMENTS

                     GDC ENVIRO-SOLUTIONS, INC., BORROWER
                      FINOVA CAPITAL CORPORATION, LENDER

                                EXHIBIT  5.8.A

                       PENDING OR THREATENED LITIGATION

     The following are all the actions, suits, arbitration proceedings or claims pending or threatened against GDC:

     1.R. Troy Boone, et al v. GDC Engineering, Inc., et al, Docket No. 93-967-
          B-MS, United States District Court, Middle District of Louisiana, alleging personal injury of an employee of BCI Environmental Construction, Inc.

     2.EEOC claim filed against GDC Engineering, Inc. by Ricky LaGrange alleging racial discrimination.

     3.Ollie Lynn Turbeville, et al v. Rubicon, Inc., GDC Engineering, Inc., et al. Docket No. 54,657, 23rd Judicial District Court, Parish of Ascension, State of Louisiana, alleging damages, including punitive damages for personal injury to an employee of GDC Engineering Inc.

     4.George Arab, et al v. Thermal Process Systems, Inc., Docket No. 54,450,
          23rd Judicial District Court, Parish of Ascension, State of Louisiana, alleging damages for personal injury to an employee of GDC Engineering, Inc.

     5.EEOC Claim filed against GDC by Johnny Manual alleging age and gender discrimination.

     6.Ronald O. Clesi v. Pala Interstate, Inc., ABC Insurance Co., Shell Oil, and GDC Engineering Inc. Docket No. 44,340-C, 29th Judicial District Court, Parish of St. Charles, State of Louisiana, alleging damages, including punitive damages, for personal injury while employed by GDC Engineering, Inc.

                      SIXTH AMENDMENT TO LOAN INSTRUMENTS

                     GDC ENVIRO-SOLUTIONS, INC., BORROWER
                      FINOVA CAPITAL CORPORATION, LENDER

                                 EXHIBIT  7.6

                     DESCRIPTION OF PERMITTED COMPENSATION

                         DATE OF
                         EMPLOYMENT
OFFICERS                 AGREEMENT                     ANNUAL SALARY
--------                 ---------                     -------------
Kathleen J. Elnaggar     September 1, 1995                 $150,000

Tarek Elnaggar           September 14, 1994                $100,580

Harry C. Conger          December 16, 1994                 $130,000
                         Amended July 15, 1995
                         and August 21, 1995

Donald L. Murphy, Jr.    September 14, 1995                $ 85,580

Ron Reed                 March 4, 1993                 $ 104,418 increased
                                                       by COLA annually


(1) Does not include value of other benefits which are described in the Employment Agreements, copies of which have been provided to Lender.

                      SIXTH AMENDMENT TO LOAN INSTRUMENTS

                     GDC ENVIRO-SOLUTIONS, INC., BORROWER
                      FINOVA CAPITAL CORPORATION, LENDER

                                  SCHEDULE 7

                               COVENANT WAIVERS

1. Change of name to GDC Enviro-Solutions, Inc and Amendment to Bylaws to create office of Chief Executive Officer (Section 7.11).

2. Execution and performance of Employment Agreements listed in Exhibit 7.6 of Sixth Amendment (Sections 7.6 and 7.15).

3. Execution and performance of Agreement listed in Sections 32 and 39 of Sixth Amendment (Sections 7.7, 7.8, 7.12 and 7.15).

4. Amendment or termination of any Shareholders' Agreements and Issuance of shares to Kathleen J. Elnaggar and Harry C. Conger, transfer of shares to Tarek Elnaggar, issuance of Warrants (but not shares) to Kathleen J. Elnaggar, B. Jim Porter and James M. Hutchinson, and execution of Subscription Agreement for GDC/Holdings Stock Exchange and any changes of control relating thereto or from the Private Placement or the Public Company Merger (Sections 7.13 and 7.16 and Pledge Agreement).

5.   Execution of Spectrum Consulting Agreement and amendments (Sections 7.4,
     7.8 and 7.12). The Spectrum Consulting Agreement was subsequently terminated.

6. Execution of the Facilities, Technology and Production Lease dated July 1, 1995 between NBL and Borrower, and the Employment Agreement dated July 1, 1995 between Borrower and Jan Berkowitz, and the performance of the obligations of Borrower thereunder (Sections 7.4, 7.7, 7.8, and 7.12).

7.   Execution of Letter of Intent with DK Industries, Inc. (Section 7.3).

8. Voting of shares by Existing GDC Shareholders after any Incipient Default or Event Of Default has occurred (Pledge Agreement).

9. Failure to provide Notices of Defaults and Adverse Events (Section 6.3.8(b) and (c)).

10. Non-monetary defaults under agreements with Working Capital Lender (Section 6.16).

11. Delay in payment of Excess Cash Flow for year ended November 30, 1994 pending amendment of Loan Agreement (Section 6.13).

12.  Late submission of Financial Statements and other information (Section
     6.3).

13.  Non-monetary defaults under agreements with LSC and Ally (Section 6.5).

14.  Late Certifications regarding environmental matters (Section 6.9).

15.  Temporary advance to officer of Borrower (subsequently repaid) (Section
     7.7.3)

16. Failure to comply with financial standards and have required minimum availability (Sections 7.18, 7.19, 7.20, 7.21, 7.22 and 7.23).

17. Extension of Lease for additional 5 years if acquisition does not occur (Sections 7.15 and 7.16).

18. Failure to deliver financial statements of Kathleen J. Elnaggar (Guaranty and Loan Amendment).

19.  Liens existing on February 16, 1996 (Section 7.2).

20. Possible failure to comply with Excess Cash Flow limitation with respect to monthly payments to Louisiana Seed Capital Fund Limited Partnership and Louisiana Economic Development Corporation (LSC Intercreditor Agreement,
     Section 3.2(a)).

21. Breach of any representation or warranty relating to any matter listed above or otherwise expressly waived in the Sixth Amendment (Section 8.1.3).

NOTE: Unless otherwise noted, references in parentheses are to Section numbers of existing Loan Agreement with FINOVA Capital Corporation.

                                      -2-